Exhibit 10.5


                                                                 EXECUTION COPY





                           PURCHASE AND SALE AGREEMENT

                                  By and Among

                          LUK-SYMPHONY MANAGEMENT, LLC

                          SYMPHONY HEALTH SERVICES, LLC

                                       And

                              REHABCARE GROUP, INC.




                             Dated as of May 3, 2006



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                                TABLE OF CONTENTS
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ARTICLE                                                                                                        PAGE
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ARTICLE 1             DEFINITIONS.................................................................................1

         1.1.     Definitions.....................................................................................1


ARTICLE 2             PURCHASE AND SALE OF INTERESTS..............................................................9

         2.1.     Purchase and Sale of Symphony Interests.........................................................9
         2.2.     Purchase Price..................................................................................9
         2.3.     Symphony Net Working Capital Adjustment.........................................................9
         2.4.     Closing Date...................................................................................12
         2.5.     Deliveries at the Closing......................................................................12
         2.6.     Further Assurances.............................................................................12


ARTICLE 3             REPRESENTATIONS AND WARRANTIES OF SELLER...................................................13

         3.1.     Organization, Standing and Authority...........................................................13
         3.2.     Execution and Delivery.........................................................................13
         3.3.     No Conflict....................................................................................13
         3.4.     Litigation.....................................................................................13
         3.5.     Consents and Approvals.........................................................................14
         3.6.     Brokerage......................................................................................14


ARTICLE 4             REPRESENTATIONS AND WARRANTIES OF SYMPHONY AND SELLER......................................14

         4.1.     Organization and Standing......................................................................14
         4.2.     Authority; No Conflicts........................................................................14
         4.3.     Capitalization.................................................................................15
         4.4.     Financial Statements...........................................................................16
         4.5.     No Undisclosed Liabilities; Indebtedness.......................................................16
         4.6.     Absence of Certain Changes.....................................................................16
         4.7.     Litigation.....................................................................................17
         4.8.     Compliance with Laws...........................................................................17
         4.9.     Material Contracts.............................................................................18
         4.10.    Labor Matters..................................................................................18
         4.11.    Employee Benefits..............................................................................19
         4.12.    Taxes..........................................................................................21
         4.13.    Insurance Policies.............................................................................25
         4.14.    Licenses.......................................................................................25
         4.15.    Assets Complete................................................................................25
         4.16.    Real Property..................................................................................25
         4.17.    Intellectual Property..........................................................................26
         4.18.    Customers......................................................................................27
         4.19.    Affiliate Transactions.........................................................................27


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         4.20.    Environmental Matters..........................................................................27
         4.21.    Accounts Receivable............................................................................28
         4.22.    Medicare and Medicaid; Third Party Payors......................................................28
         4.23.    Cost Reports...................................................................................28
         4.24.    Exclusion from Government Programs.............................................................28
         4.25.    Compliance Program.............................................................................28


ARTICLE 5             REPRESENTATIONS AND WARRANTIES OF BUYER....................................................29

         5.1.     Organization and Standing......................................................................29
         5.2.     Authority; No Conflicts........................................................................29
         5.3.     Governmental Consents..........................................................................30
         5.4.     Litigation.....................................................................................30
         5.5.     Brokers........................................................................................30
         5.6.     Solvency.......................................................................................30
         5.7.     Accredited Investor............................................................................30
         5.8.     Funding........................................................................................30
         5.9.     No Knowledge of Misrepresentations or Omissions................................................30
         5.10.    Independent Investigation......................................................................31


ARTICLE 6             COVENANTS..................................................................................31

         6.1.     Conduct of Symphony Businesses Prior to the Closing............................................31
         6.2.     Access to Information..........................................................................31
         6.3.     Confidentiality................................................................................33
         6.4.     Covenant Not To Compete........................................................................33
         6.5.     Solicitation of Employees......................................................................34
         6.6.     Regulatory and Other Authorizations, Consents..................................................34
         6.7.     Notification of Certain Matters................................................................34
         6.8.     Exclusivity....................................................................................35
         6.9.     Repayment of Intercompany Accounts and Third-Party Indebtedness; Termination of
                  Affiliate Transactions.........................................................................35
         6.10.    Transitional Matters...........................................................................35
         6.11.    Tax Treatment..................................................................................36
         6.12.    Agreement on Valuation.........................................................................36
         6.13.    Certain Tax Matters............................................................................37
         6.14.    Conveyance Taxes...............................................................................37
         6.15.    Continuing Disregard Entity Status.............................................................37
         6.16.    Severance Obligations..........................................................................37
         6.17.    COBRA..........................................................................................37
         6.18.    HSR Filing.....................................................................................37
         6.19.    Insurance......................................................................................38
         6.20.    Deferred Compensation Plans....................................................................38


ARTICLE 7             CONDITIONS TO THE OBLIGATIONS OF SELLER AND SYMPHONY.......................................39

         7.1.     Representations and Covenants..................................................................39


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ARTICLE                                                                                                        PAGE
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         7.2.     Absence of Adverse Governmental Action.........................................................39
         7.3.     Consents and Approvals.........................................................................39
         7.4.     No Material Adverse Change.....................................................................39
         7.5.     Resolutions....................................................................................39
         7.6.     Incumbency Certificate.........................................................................39
         7.7.     Hart-Scott Rodino Act..........................................................................40


ARTICLE 8             CONDITIONS TO THE OBLIGATIONS OF BUYER.....................................................40

         8.1.     Representations and Covenants..................................................................40
         8.2.      Absence of Adverse Governmental Action........................................................40
         8.3.     Consents and Approvals.........................................................................40
         8.4.     Resolutions....................................................................................40
         8.5.     Incumbency Certificate.........................................................................40
         8.6.     FIRPTA Certificate.............................................................................41
         8.7.     Resignation of Officers and Directors..........................................................41
         8.8.     Settlement of Intercompany Accounts............................................................41
         8.9.     Termination of Affiliate Agreements............................................................41
         8.10.    Hart-Scott Rodino Act..........................................................................41


ARTICLE 9             INDEMNIFICATION; SURVIVAL..................................................................41

         9.1.     Indemnification by Seller......................................................................41
         9.2.     Indemnification by Buyer.......................................................................42
         9.3.     Method of Asserting Claims, Etc................................................................42
         9.4.     Certain Indemnification Payments...............................................................43
         9.5.     Injunctive Relief..............................................................................43
         9.6.     Limitations....................................................................................43
         9.7.     Sole and Exclusive Remedy......................................................................44


ARTICLE 10            TAX MATTERS................................................................................45

         10.1.    Indemnity......................................................................................45
         10.2.    Payment of Tax Obligations.....................................................................45
         10.3.    Returns and Refunds............................................................................45
         10.4.    Cooperation....................................................................................46
         10.5.    Contests.......................................................................................46
         10.6.    Allocation of Taxes............................................................................46
         10.7.    Termination of Tax Allocation Agreements.......................................................47
         10.8.    Indemnity Payments.............................................................................47
         10.9.    Transition Services............................................................................47
         10.10.   Conflict Between Article 9 and Article 10 Successors...........................................47


ARTICLE 11            TERMINATION, AMENDMENT AND WAIVER..........................................................47

         11.1.    Termination....................................................................................47
         11.2.    Effect of Termination..........................................................................48


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ARTICLE 12            MISCELLANEOUS..............................................................................48

         12.1.    Notices........................................................................................48
         12.2.    Entire Agreement...............................................................................49
         12.3.    Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies....................49
         12.4.    Governing Law..................................................................................49
         12.5.    Binding Effect; No Assignment..................................................................49
         12.6.    Counterparts...................................................................................49
         12.7.    Schedules and Annexes..........................................................................50
         12.8.    Headings.......................................................................................50
         12.9.    Publicity......................................................................................50
         12.10.   Severability...................................................................................50
         12.11.   Time of Essence................................................................................50
         12.12.   Attorneys' Fees................................................................................50
         12.13.   Expenses.......................................................................................50
         12.14.   Third Party Beneficiaries......................................................................50

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                           PURCHASE AND SALE AGREEMENT
                           ---------------------------

         THIS PURCHASE AND SALE AGREEMENT (this "Agreement"), dated as of May 3, 2006, is entered into by and among RehabCare Group, Inc., a Delaware corporation ("Buyer"), LUK-Symphony Management, LLC, a Delaware limited liability company ("Seller") and Symphony Health Services, LLC, a Delaware limited liability company ("Symphony"). The parties hereto shall be referred to herein individually as a "Party" and collectively as the "Parties."

                                R E C I T A L S:

         WHEREAS, Seller owns all of the issued and outstanding limited liability company membership interests in Symphony (the "Symphony Interests");

         WHEREAS, Symphony is engaged, directly or indirectly through its subsidiaries, in the businesses of providing: (a) physical, occupational and speech therapy on a contract basis primarily to long term care facilities, (b) health care consulting services for skilled nursing facilities, (c) specialized nurse and therapy staffing for public schools in the state of New York, and (d) nurse staffing for long term care facilities in the state of New York (collectively, the "Businesses");

         WHEREAS, Buyer desires to acquire all of the Symphony Interests from Seller, and Seller desires to sell all of the Symphony Interests to Buyer, in each case on the terms and subject to the conditions contained herein; and

         WHEREAS, as a condition to the consummation of the transaction described in this Agreement, Seller will deliver at the closing an agreement by Leucadia National Corporation, a New York corporation ("Leucadia") to cause certain actions to be taken with regard to Seller's obligations hereunder pursuant to the Leucadia Agreement, as further described herein.

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the representations, warranties, mutual covenants and agreements set forth in this Agreement and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         1.1. DEFINITIONS. As used herein, the following terms have the following meanings:

         "ACTION" means any claim, action, suit, arbitration or proceeding by or before any Governmental Authority.

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         "AFFILIATE" or "AFFILIATES" as applied to any Person, means any other
Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

         "AFFILIATE AGREEMENT" has the meaning given in Section 6.9(b).

         "ALLOCATION STATEMENT" has the meaning given in Section 6.12.

         "AGREEMENT" has the meaning given in the Preamble hereto.

         "AUDITOR" has the meaning given in Section 2.3(d).

         "BASE WORKING CAPITAL" has the meaning given in Section 2.3(b).

         "BUSINESS DAY" means any day other than a Saturday, Sunday or a day on which banks in St. Louis, Missouri are authorized or obligated by Law or executive order to close.

         "BUSINESSES" has the meaning given in the Recitals hereto.

         "BUYER" has the meaning given in the Preamble hereto.

         "BUYER INDEMNIFIED PARTY" means any Person entitled to indemnification by Seller as specified in Section 9.1.

         "CASH AND CASH EQUIVALENTS" means the amount of cash and cash equivalents reported in the Closing Balance Sheet.

         "CLAIM NOTICE" has the meaning given in Section 9.3(a).

         "CLOSING" means the consummation of the transactions contemplated by this Agreement.

         "CLOSING BALANCE SHEET" has the meaning given in Section 2.3(a).

         "CLOSING CASH AMOUNT" has the meaning set forth in Section 2.2.

         "CLOSING DATE" means the date specified in Section 2.4.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "CONTRACT" means with respect to any Person, any agreement, contract, lease of personal property, note, loan, evidence of Indebtedness, purchase order, letter of credit, franchise agreement, undertaking, covenant not to compete, employment agreement, license, instrument, obligation, commitment, purchase and sale order, quotation or other executory commitment to which such Person or its Subsidiaries is a party or which relates to such Person or its


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Subsidiaries' businesses or any of their respective assets, whether oral or written, express or implied, and which pursuant to its terms has not expired, terminated or been fully performed by the parties thereto.

         "COST REPORTS" means all cost reports relating to the periods ending prior to the Closing Date or required as a result of the consummation of the transactions described herein, including, without limitation, those relating to Medicare, Medicaid and other third party payors which settle on a cost report basis.

         "DOJ" means the United States Department of Justice.

         "ENCUMBRANCE" means any claim, lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, right-of-way, encroachment, building or use restriction, encumbrance or other right of third parties, whether voluntarily incurred or arising by operation of law, and includes, without limitation, any agreement to give any of the foregoing in the future, and any contingent or conditional sale agreement or other title retention agreement or lease in the nature thereof.

         "ENVIRONMENTAL LAWS" means any and all Laws and Governmental Orders regulating, relating to or imposing liability or standards of conduct concerning protection of the environment, human health or safety or relating to exposure to, emissions, discharges, releases or threatened releases of, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

         "EQUITY SECURITIES" of any Person means (a) shares of capital stock, limited liability company interests, partnership interests or other equity securities of such Person, (b) subscriptions, calls, warrants, options or commitments of any kind or character relating to, or entitling any Person to purchase or otherwise acquire, any capital stock, limited liability company interests, partnership interests or other equity securities of such Person, (c) securities convertible into or exercisable or exchangeable for shares of capital stock, limited liability company interests, partnership interests or other equity securities of such Person, and (d) equity equivalents, interests in the ownership or earnings of, or equity appreciation, phantom stock or other similar rights of, or with respect to, such Person.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "ERISA AFFILIATES" means with respect to any Person, any other Person which is (or at any relevant time was) a member of a "controlled group of corporations" with, under "common control" with, or a member of an "affiliated service group" with, or otherwise required to be aggregated with, such first Person or any of its Subsidiaries as set forth in Section 414(b), (c), (m) or
(o) of the Code but shall not include Symphony or any of its Subsidiaries.

         "ESTIMATED CLOSING WORKING CAPITAL" has the meaning given in Section 2.3(b).

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         "ESTIMATED CLOSING WORKING CAPITAL ADJUSTMENT AMOUNT" has the meaning given in Section 2.3(b).

         "FINAL CLOSING WORKING CAPITAL" has the meaning given in Section
2.3(c).

         "FINAL CLOSING WORKING CAPITAL ADJUSTMENT AMOUNT" has the meaning given in Section 2.3(c).

         "FIXED ASSETS" means with respect to any Person any and all equipment, furniture, automobiles, trucks and other vehicles, office and computer equipment and other personal property owned or used by such Person in its business.

         "FTC" means the United States Federal Trade Commission.

         "GAAP" means United States generally accepted accounting principles in effect from time to time applied consistently throughout the period involved.

         "GOVERNMENTAL AUTHORITY" means any government, any governmental entity, department, commission, board, agency or instrumentality, and any court, tribunal, or judicial or arbitral body, whether federal, state, local or foreign.

         "GOVERNMENTAL ORDER" means any order, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

         "GOVERNMENT PROGRAMS" has the meaning given in Section 4.22.

         "HEALTH CARE LAWS" means all applicable federal, state or local health care laws, rules and regulations, including, without limitation those relating to the payment or receipt of illegal remuneration, including 42 U.S.C. ss. 1320a-7b(b) (the Medicare/Medicaid anti-kickback statute), 42 U.S.C. ss. 1395nn (the Stark Statute), 42 U.S.C. ss. 1320a-7a, 42 U.S.C. ss. 1320a-7b(a), 42
U.S.C. ss. 1320a-7b(c) and any applicable state anti-kickback laws.

         "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "HSR FILING" has the meaning given in Section 6.18.

         "INDEBTEDNESS" means (a) indebtedness for borrowed money, (b) obligations evidenced by bonds, notes, debentures, letters of credit (whether or not drawn) or similar instruments, (c) obligations under capital leases, (d) obligations under conditional sale, title retention or similar agreements or arrangements creating an obligation of such Person or any of its Subsidiaries with respect to the deferred purchase price of property (other than customary trade credit), (e) interest rate and currency obligation swaps, hedges or similar arrangements and (f) all obligations to guarantee any of the foregoing types of obligations on behalf of any Person other than a Subsidiary, including in each case, the aggregate principal amount thereof, the aggregate amount of any accrued but unpaid interest thereon and any prepayment penalties or other


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similar amounts payable in connection with the repayment thereof on or prior to the Closing Date if required pursuant to the terms of such Indebtedness or by this Agreement.

         "INDEMNIFIED PARTY" has the meaning given in Section 9.3.

         "INDEMNIFYING PARTY" has the meaning given in Section 9.3(a).

         "INTELLECTUAL PROPERTY RIGHTS" means, with respect to any Person all
(a) domestic and foreign registrations of trademarks, service marks, logos, corporate names, protected models, designs, created works, trade names or other trade rights of such Person or any of its Subsidiaries, (b) pending applications by such Person or any of its Subsidiaries for any such registrations, (c) rights in or to patents and copyrights and pending applications therefor of such Person or any of its Subsidiaries, (d) such Person's and each of its Subsidiaries' rights to other trademarks, service marks, logos, corporate names, protected models, designs, data, software, created works, trade names and other trade rights and all other trade secrets, designs, plans, specifications, technology, know-how, methods, designs, concepts and other proprietary rights, whether or not registered, and (e) rights under any licenses of such Person or any of its Subsidiaries to use any of intellectual property owned or licensed by any other Person of the type described in clauses (a) to (d) above.

         "INTERCOMPANY ACCOUNT" has the meaning given in Section 6.9(a).

         "KNOWLEDGE" when used (a) with respect to Buyer, means the actual knowledge of John Short, David Groce and Jeff Zadoks; and (b) with respect to Seller or Symphony, means the actual knowledge of Scott Jones, Eileen Erstad, Zalman Jacobs, Ashley Long, Wendy Lantz, Thomas Guild, Susan Krall and Rick LaCourse.

         "LAW" means any federal, state, local or foreign statute, ordinance, regulation, rule or code, including, without limitation, the Environmental Laws and the Health Care Laws.

         "LEUCADIA AGREEMENT" means an agreement in substantially the form attached hereto as Exhibit A, pursuant to which Leucadia shall be obligated to
(i) to fund up to $20,000,000 of cash to Seller from time to time to allow Seller to perform its indemnification obligations as set forth in Article 9 of this Agreement (it being agreed and understood that Leucadia is not obligated to maintain any cash balance in the accounts of Seller), and (ii) cause Leucadia and its Affiliates to comply with the terms and conditions of Section 6.4.

         "LIABILITIES" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including, without limitation, those arising under any Law, Action or Governmental Order and those arising under any Contract.

         "LICENSES" means all of the licenses, permits and other governmental authorizations.

         "LETTER AGREEMENT" has the meaning given in Section 9.1.


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         "LOSSES" or "LOSS" means any loss, cost, liability, damage, disbursement, expense, deficiency, obligation, penalty, Tax or settlement of any kind, including interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement, that may be imposed on or otherwise incurred or suffered.

         "MATERIAL ADVERSE EFFECT" means, with respect to any Person, any change or effect that, either individually or in the aggregate with all other such changes or effects, is materially adverse to the assets, properties, business, liabilities, financial condition or results of operations of such Person and its Subsidiaries taken as a whole; provided, however, that the effect of changes that are generally applicable to the industries or markets in which the Person and its subsidiaries operate, the United States economy or local economics in which the Person and its Subsidiaries operate and changes and effects resulting from the announcement of the transaction contemplated by this Agreement, shall be excluded from the determination of Material Adverse Effect.

         "MATERIAL SYMPHONY AGREEMENTS" has the meaning given in Section 4.9.

         "MEDICAID" has the meaning given in Section 4.22.

         "MEDICARE" has the meaning given in Section 4.22.

         "NET WORKING CAPITAL" has the meaning given in Section 2.3(a).

         "NOTICE PERIOD" has the meaning given in Section 9.3(a).

         "ORDER" means any writ, judgment, decree, injunction or similar order of any Governmental Authority (in each such case whether preliminary or final).

         "OUTSIDE CLOSING DATE" has the meaning given in Section 11.1(d).

         "PARTY" or "PARTIES" has the meaning given in the Preamble hereto.

         "PERMITTED ENCUMBRANCES" means (a) liens for Taxes or governmental charges or claims (i) not yet due and payable or (ii) being contested in good faith, if a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor, (b) statutory liens of landlords, liens of carriers, warehouse persons, mechanics and material persons and other liens imposed by law incurred in the ordinary course of business for sums (i) not yet due and payable or (ii) being contested in good faith, if a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor, (c) liens incurred or deposits made in connection with workers' compensation, unemployment insurance and other similar types of social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and similar obligations, in each case in the ordinary course of business, consistent with past practice, (d) purchase money liens incurred in the ordinary course of business, (e) easements, rights-of-way, restrictions and other similar charges or Encumbrances on real property, in each case which do not materially interfere with the use of, and do not materially detract from the


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value of, the property to which such Encumbrance relates and (f) liens disclosed in Section 1.1(a) of the Disclosure Schedule.

         "PERSON" means any natural person, corporation, limited partnership, general partnership, limited liability partnership, joint stock company, limited liability company, joint venture, association, company, trust or other organization, or any Governmental Authority.

         "PRE-CLOSING PARTIAL PERIOD" has the meaning given in Section 10.1.

         "RELATED DOCUMENTS" means the any exhibits or schedules attached hereto and any documents or instruments executed and delivered pursuant to this Agreement.

         "RESPIRATORY SALE AGREEMENT" means that certain Stock Purchase Agreement dated May 25, 2005 by and among Symphony, Symphony Health Services, Inc., Symphony Respiratory Services, Inc., Meridian Healthcare Group, Inc. and Primedica, Inc.

         "RESTRICTED PERIOD" has the meaning given in Section 6.4(a).

         "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, including the rules and regulations thereunder.

         "SELLER" has the meaning given in the Preamble hereto.

         "SELLERS' CONTEST" has the meaning given in Section 10.5.

         "SELLER INDEMNIFIED PARTY" has the meaning given in Section 9.2.

         "SUBSIDIARY" of any Person means any other Person (a) of which such first Person (either alone or through or together with any other Subsidiary) owns, directly or indirectly, more than 50% of the stock or other Equity Securities of such other Person, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of, or otherwise control the business and affairs of, such other Person or (b) the operations of which are consolidated with such first Person, pursuant to GAAP, for financial reporting purposes.

         "SYMPHONY" has the meaning given in the Preamble hereto.

         "SYMPHONY DETERMINATION DATE" has the meaning given in Section 2.3(d).

         "SYMPHONY EMPLOYEES" shall mean each employee of Symphony or any of its Subsidiaries (whether or not listed or described in Section 4.11 of the Disclosure Schedule) who is employed by Symphony or any of its Subsidiaries on the Closing Date.

         "SYMPHONY EMPLOYEE PLAN" means with respect to Symphony and its Subsidiaries, any "employee pension benefit plan" as defined in Section 3(2) of ERISA, any "employee welfare benefit plan" as defined in Section 3(1) of ERISA, any employment, consulting, severance or other similar contract, arrangement or policy, and any other plan, program, policy, practice, understanding, agreement or commitment, whether written or oral, providing for compensation or other


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benefits to any current or former director, officer, employee (whether active or on leave) or consultant of Symphony or its Subsidiaries, which are, have been, or will be prior to Closing, administered, maintained, or contributed to by Symphony or its Subsidiaries, or under which any of the forgoing entities has or has had any liability or obligation, whether actual or contingent, including, without limitation, insurance coverage (including without limitation any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life, health, disability or accident benefits or deferred compensation, pension, savings and thrift, and profit-sharing plans, bonuses, fringe benefits, retention, change in control, stock ownership, restricted stock, phantom stock, stock options, stock appreciation rights, stock purchases or other forms of cash or stock based incentive compensation or post-retirement insurance, but excluding unwritten, at-will services contracts with independent contractors.

         "SYMPHONY FINANCIAL STATEMENTS" has the meaning given in Section 4..4.

         "SYMPHONY INSURANCE POLICIES" has the meaning given in Section 4.13.

         "SYMPHONY INTERESTS" has the meaning given in the Recitals hereto.

         "SYMPHONY INTERIM FINANCIAL STATEMENTS" has the meaning given in
Section 4.4.

         "SYMPHONY REAL PROPERTY" has the meaning given in Section 4.16(a).

         "SYMPHONY REAL PROPERTY LEASES" has the meaning given in Section
4.16(a).

         "SYMPHONY YEAR-END FINANCIAL STATEMENTS" has the meaning given in
Section 4.4.

         "TAX" means any tax, assessment or charge imposed by any Governmental Authority of any nature including federal, state, local or foreign net income tax, alternative or add-on minimum tax, franchise tax, gross income, adjusted gross income or gross receipts tax, employment related tax (including employee withholding or employer payroll tax, Social Security, Medicare, or FUTA), ad valorem, transfer, franchise, license, excise, severance, stamp, occupation, premium, personal property, real property, capital stock, profits, disability, registration, value added, estimated, customs duties, and sales or use tax, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Authority (domestic or foreign) responsible for the imposition of any such tax.

         "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "THIRD PARTY INDEBTEDNESS" has the meaning given in Section 6.9(a).

         "TRANSACTION RELATED EXPENSES" has the meaning set forth in Section 12.13.

                                    ARTICLE 2

                         PURCHASE AND SALE OF INTERESTS

         2.1. PURCHASE AND SALE OF SYMPHONY INTERESTS. Subject to the terms and conditions contained in this Agreement and for the consideration specified in
Section 2.2, at the Closing, Buyer agrees to purchase from Seller, and Seller agrees to sell to Buyer, the Symphony Interests.

         2.2. PURCHASE PRICE. Subject to the terms and conditions contained in this Agreement (including, without limitation, the Net Working Capital Adjustment contained in Section 2.3) and for the consideration specified in
Section 2.1, at the Closing, Buyer agrees to pay to Seller an amount in cash equal to the sum of One Hundred One Million Five Hundred Thousand Dollars ($101,500,000.00) ("Closing Cash Amount") by wire transfer to such account as designated by Seller.

         2.3. SYMPHONY NET WORKING CAPITAL ADJUSTMENT.

                  (a) CLOSING BALANCE SHEET AND NET WORKING CAPITAL FOR PURPOSES OF NET WORKING CAPITAL ADJUSTMENT Provisions. For all purposes of this
         Section 2.3, the balance sheet for Symphony as of the date immediately preceding the Closing Date (the "Closing Balance Sheet") shall be prepared in accordance with GAAP, on a basis consistent with the preparation of the Symphony Financial Statements (except that the Closing Balance Sheet shall contain (i) an asset equal to the funds held in the Symphony Health Services Non-Qualified Deferred Compensation Plan and Symphony Health Services Mutual Fund Option Plan and a corresponding liability in the same amount and (ii) a liability for retention bonuses payable to employees of Symphony and its Subsidiaries equal to $100,000, regardless of the actual amount of retention bonuses payable by Symphony to its and its Subsidiaries' employees following the Closing), and shall fairly present the financial position of Symphony as of the close of business on the date immediately preceding the Closing Date; provided, however, the Closing Balance Sheet will not reflect any write-up of assets attributable to the purchase transaction or other purchase accounting adjustments, if any. Except as set forth in the preceding sentence, the Closing Balance Sheet shall reflect all assets and liabilities of Symphony using the same accounting methods, policies, practices and procedures with consistent classifications, judgments and valuation and estimation methodologies reflected on the Symphony Financial Statements. As used herein, the term "Net Working Capital" shall mean (x) the current assets of Symphony to be retained by Symphony immediately following the Closing, excluding any assets related to the Respiratory Division Sale, as of the close of business on the date immediately preceding the Closing Date minus (y) the current liabilities of Symphony as of the close of business on the date immediately preceding the Closing Date (other than current reserves or other accruals with respect to any liabilities described in Sections 9.1(b), 9.1(c), 9.1(d), 9.1(e) and 9.1(f)). For purposes of calculating the Net Working Capital of Symphony, the current assets and current liabilities of Symphony shall
         (i) reflect the settlement of the Intercompany Accounts and Third Party Indebtedness and the distribution of cash, if any, pursuant to Section 6.9, (ii) exclude any accrual for current or deferred income taxes (or any other Tax asset or liability as included on the Symphony Financial

         Statements), (iii) shall reflect an asset equal to the funds held in the Symphony Health Services Non-Qualified Deferred Compensation Plan and Symphony Health Services Mutual Fund Option Plan and a corresponding liability in the same amount, and (iv) shall reflect a liability for retention bonuses payable to employees of Symphony and its Subsidiaries equal to $100,000, regardless of the actual amount of retention bonuses payable by Symphony to its and its Subsidiaries' employees following the Closing.

                  (b) NET CLOSING WORKING CAPITAL AMOUNT. On or before the fifteenth (15th) calendar day after the Closing Date, Seller will have delivered to Buyer a statement of Seller's good faith estimate of the Net Working Capital of Symphony as of the date immediately preceding the Closing Date in substantially the form of the Statement of Working Capital set forth in Section 2.3(b) of the Disclosure Schedule (the "Estimated Closing Working Capital"). Seller's statement of Estimated Closing Working Capital shall set forth in detail the amounts and the methodology underlying such estimate. The statement of Estimated Closing Working Capital is to be prepared from the Closing Balance Sheet of Symphony, as adjusted consistent with Section 2.3(b). If the Estimated Closing Working Capital is less than Thirty Million Nine Hundred Thousand Dollars ($30,900,000) (the "Base Working Capital"), then within five (5) days of the date that the Estimated Closing Working Capital is determined by the parties, Seller shall pay to Buyer an amount equal to the shortfall. If the Estimated Closing Working Capital is greater than the Base Working Capital, then within five (5) days of the date that the Estimated Closing Working Capital is determined by the parties, Buyer shall pay to Seller an amount equal to the excess. The amount that is determined in accordance with this
         Section 2.3(b) shall be called the "Estimated Closing Working Capital."

                  (c) FINAL CLOSING WORKING CAPITAL ADJUSTMENT AMOUNT. On or before the date that is the sixtieth (60th) calendar day after the Closing Date, Buyer will have delivered to Seller a statement of the Closing Net Working Capital as of the date immediately preceding the Closing Date in substantially the form of the Statement of Working Capital set forth in Section 2.3(b) of the Disclosure Schedule (the "Final Closing Working Capital"). Buyer's statement of the Final Closing Working Capital shall set forth in detail the amounts and methodology underlying such Final Closing Working Capital. The statement of Final Closing Working Capital is to be prepared from the Closing Balance Sheet of Symphony, as adjusted consistent with Section 2.3(a). The difference between the Estimated Closing Working Capital and the Final Closing Working Capital shall be the "Final Closing Working Capital Adjustment Amount").

                  (d) DISPUTES. Upon delivery of the statement of Final Closing Working Capital, if Seller disagrees with the calculation of the Final Closing Working Capital or any element of the Closing Balance Sheet relevant thereto that would result in a change to the Final Closing Working Capital Adjustment Amount, it shall notify Buyer of such disagreement in writing within thirty (30) days after its receipt of the Closing Balance Sheet which notice shall set forth in detail the particulars of such disagreement. In the event Seller does not provide such a notice of disagreement within such thirty (30) day period, Seller shall be deemed to have accepted the calculations of the Final Closing Working Capital and the Final Closing Working Capital

         Adjustment Amount delivered by Buyer, which shall be final, binding and conclusive for all purposes hereunder. In the event any such notice of disagreement is timely provided by Seller, Seller and Buyer shall negotiate in good faith for a period of thirty (30) days (or such longer period as the Buyer and Seller may mutually agree) to resolve any disagreements with respect to the calculation of the Final Closing Working Capital and the Final Closing Working Capital Adjustment Amount. If, at the end of such period, they are unable to resolve such disagreements, then Ernst & Young LLP, (or such other independent accounting firm of recognized national standing as may be mutually selected by Buyer and Seller) (the "Auditor") shall resolve any remaining disagreements. The Auditor shall determine as promptly as practicable, but in any event within thirty (30) days of the date on which such dispute is referred to the Auditor, based on written submissions forwarded by Buyer and Seller to the Auditor within ten
         (10) Business Days following the Auditor's selection, whether the Final Closing Working Capital and the Final Closing Working Capital Adjustment Amount were prepared in accordance with the standards set forth in this Section 2.3 and (only with respect to the remaining disagreements submitted to the Auditor) whether and to what extent (if any) the Final Closing Working Capital and the Final Closing Working Capital Adjustment Amount determination requires adjustment. In connection with the resolution of the disagreement, the Auditor shall allow Buyer and Seller to present their respective positions regarding the elements of the Final Closing Working Capital and the Final Closing Working Capital Adjustment Amount in dispute. The Auditor may, at its discretion, conduct a conference concerning the disagreement, at which conference Buyer and Seller shall have the right to present additional documents, materials and other information and to have present their respective advisors, counsel and accountants. In connection with the resolution of the disagreement, there shall be no other hearings or oral examinations, testimony, depositions, discovery or other similar proceedings. Each of Buyer and Seller shall make available to the Auditor such documents, books, records, work papers, facilities, personnel and other information as the Auditor may reasonably request to review the Final Closing Working Capital and the Final Closing Working Capital Adjustment Amount and to resolve the disagreement. The fees and expenses of the Auditor shall be paid one-half by Seller and one-half by Buyer. The determination of the Auditor shall be final, conclusive and binding on the parties. The date on which the Final Closing Working Capital and the Final Closing Working Capital Adjustment Amount is finally determined in accordance with this Section
         2.3 is referred to as the "Symphony Determination Date."

                  (e) PAYMENT. In the event that the Final Closing Working Capital Adjustment Amount is a negative number, then within five (5) days after the Symphony Determination Date Seller shall pay to Buyer an amount equal to the absolute value of the Final Closing Working Capital Adjustment Amount, together with any interest earned thereon calculated at a rate of 6% per annum starting from the Closing Date and through the date of payment. In the event that the Final Closing Working Capital Adjustment Amount is a positive number, then within five (5) days after the Symphony Determination Date Buyer shall pay to Seller an amount equal to the absolute value of the Final Closing Working Capital Adjustment Amount, together with any interest earned thereon calculated at a rate of 6% per annum starting from the Closing Date and through the date of payment. The payment of the Final Working Capital Adjustment Amount shall be treated as an adjustment to the consideration given by the parties for income tax purposes.

                  (f) COOPERATION AND ACCESS. Seller and Buyer shall use commercially reasonable efforts to cooperate with each other and each other's representatives and to provide each other and each other's representatives with reasonable access during normal business hours to such financial and other information as may be in such party's and its accountants' possession and that is necessary or useful in the preparation of the Closing Balance Sheet and the calculation of the Final Closing Working Capital and the Final Closing Working Capital Adjustment Amount, the review thereof or the resolution of any dispute with respect thereto.

         2.4. CLOSING DATE. The Closing shall occur at 10:00 a.m. local time on the first day of the month after all of the conditions to Closing set forth in Articles 7 and 8 have been satisfied (other than such conditions as are to be performed at Closing) or waived by the Party entitled to waive such conditions, in the offices of Thompson Coburn LLP, One US Bank Plaza, St. Louis, Missouri 63101 or at such place and time as may be agreed to by the Parties (the date that the Closing actually occurs, the "Closing Date").

         2.5. DELIVERIES AT THE CLOSING. To effect the transfers referred to in Sections 2.1 and 2.2, the following deliveries shall occur on the Closing Date:

                  (a) Seller and Symphony shall execute and deliver to Buyer the certificates, instruments, documents and agreements specified in
         Article 8 hereof;

                  (b) Buyer shall execute and deliver to Seller the certificates, instruments, documents and agreements specified in
         Article 7;

                  (c) Seller shall deliver to Buyer an assignment of the Symphony Interests, free and clear of any Encumbrances of any nature whatsoever, duly endorsed for transfer;

                  (d) Seller shall deliver to Buyer the Leucadia Agreement executed by Leucadia; and

                  (e) Buyer shall deliver by wire transfer of immediately available funds into an account or accounts designated by Seller the Closing Cash Amount, with such account or accounts designated at least one Business Day prior to the Closing Date.

The form and substance of all certificates, instruments and other documents delivered at the Closing shall be reasonably satisfactory in all material respects to each Party and its counsel, consistent with the provisions of this Agreement.

         2.6. FURTHER ASSURANCES. Each of the Parties shall execute such instruments, documents and agreements and take such further actions as may be reasonably required or desirable to carry out the provisions of this Agreement and the transactions contemplated hereby. Each Party shall use its reasonable efforts to fulfill or obtain the fulfillment of the conditions to the Closing as promptly as practicable.

                                    ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Buyer as of the date hereof as follows:

         3.1. ORGANIZATION, STANDING AND AUTHORITY. Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has the limited liability company power and authority to own the Symphony Interests.

         3.2. EXECUTION AND DELIVERY. Seller has the requisite corporate or limited liability company power and authority to execute, deliver and perform the terms of this Agreement, each of the Related Documents and all other instruments, documents and agreements contemplated or required by the provisions of this Agreement to be executed, delivered or performed by it. This Agreement and the Related Documents have been duly approved by all requisite action of Seller, and, when executed and delivered by Seller, each will be duly and properly executed and delivered by Seller and will constitute legally valid and binding obligations of Seller enforceable against it in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors' rights generally and by general principles of equity, regardless of whether asserted in a proceeding in equity or at law.

         3.3. NO CONFLICT. With the exception of the matters described in
Section 3.3 of the Disclosure Schedule, the execution, delivery and performance of this Agreement and the Related Documents and the consummation of the transactions contemplated hereby and thereby will not (a) conflict with or violate any provision of the certificate of formation or limited liability company operating agreement of Seller, (b) violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, or otherwise give any other contracting party the right to terminate, accelerate, or constitute (or with notice of lapse of time or both constitute) a default under, any material Contract to which Seller or its Subsidiaries is a party or by or to which any of their assets or properties may be bound or subject, (c) violate any Governmental Order against, or binding upon, Seller or its Subsidiaries or their respective securities, assets or business, or (d) violate any Law that relates to Seller or its Subsidiaries or to their respective securities, assets or businesses, except in the case of (b), (c) and
(d), for such defaults or violations as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the ability of Seller or Symphony to consummate the transactions contemplated hereby or by the Related Documents.

         3.4. LITIGATION. With the exception of the matters described in Section
3.4 of the Disclosure Schedule, neither Seller nor its Subsidiaries is a party to any Action or investigation presently pending or, to the Knowledge of Seller, threatened, before any court or Governmental Authority that would reasonably be expected to have, individually or in the aggregate, a material and adverse effect on the ability of Seller or Symphony or to consummate the transactions contemplated hereby or by the Related Documents.

         3.5. CONSENTS AND APPROVALS. Except for the HSR Filing and as set forth in Section 3.5 of the Disclosure Schedule, the execution, delivery and performance of this Agreement and the Related Documents by Seller and Symphony and the consummation of the transactions contemplated hereby or thereby do not require Seller or Symphony to obtain any consent, approval or action of, or make any filing with or give notice to, any Person (including any Governmental Authority).

         3.6. BROKERAGE. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement.

                                    ARTICLE 4

                        REPRESENTATIONS AND WARRANTIES OF
                               SYMPHONY AND SELLER

         Seller and Symphony jointly and severally represent and warrant to Buyer as follows:

         4.1. ORGANIZATION AND STANDING. Symphony is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Section 4.1 of the Disclosure Schedule sets forth each jurisdiction where Symphony is qualified to do business as a limited liability company. Such jurisdictions include all jurisdictions where the character of Symphony's owned, operated or leased properties or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. Symphony has full limited liability company power and authority to own or lease its properties and assets and to carry on its businesses as they are currently conducted. Symphony has provided or made available to Buyer true and correct copies of its certificate of formation and limited liability company operating agreement, and similar organizational documents, each as amended as of the date hereof.

         4.2. AUTHORITY; NO CONFLICTS. Except as disclosed in Section 4.2 of the Disclosure Schedule, the execution, delivery and performance of this Agreement and the Related Documents and the agreements and transactions contemplated hereby and thereby have been duly authorized by all necessary action by Symphony and do not result in, and the consummation of the transactions contemplated hereby and thereby shall not result in, (a) a violation of any provision of Symphony's or any of its Subsidiaries' certificates of formation or incorporation, limited liability company operating agreements or bylaws, or similar organizational documents, (b) a default (or event which with notice or lapse of time or both would constitute a default) under, or the acceleration of any obligation under, any Material Symphony Agreement or Symphony Real Property Lease, or (c) a violation of any Order to which Symphony or any of its Subsidiaries is a party or by which Symphony or any of its Subsidiaries or any of their respective properties are bound, except in the case of (b) and (c) as would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

         4.3. CAPITALIZATION.

                  (a) The authorized limited liability company membership interests of Symphony consists solely of the Symphony Interests, all of which are held of record and beneficially by Seller, free and clear of all Encumbrances. All of the Symphony Interests have been duly authorized and validly issued and are not subject to any preemptive rights. There are no outstanding options, warrants, rights or other securities convertible into or exchangeable or exercisable for Equity Securities of Symphony. There are no commitments or agreements providing for the issuance of additional Equity Securities of Symphony, or for the repurchase or redemption of Equity Securities of Symphony. There are no agreements of any kind that may obligate Symphony to issue, purchase, register for sale, redeem or otherwise acquire any Equity Securities of Symphony. There are no voting trusts, stockholder agreements, proxies or other agreements in effect to which Seller or Symphony is a party or by which any of them may be bound with respect to the voting or transfer of the shares of the Symphony Interests or any other Equity Securities of Symphony.

                  (b) Section 4.3 of the Disclosure Schedule is a correct and complete list of all of the Subsidiaries of Symphony, each of which is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has the requisite corporate or limited liability company power and authority to conduct its business as it is presently being conducted and to own or lease its properties and assets. Section
         4.3 of the Disclosure Schedule sets forth each jurisdiction where each Subsidiary of Symphony is qualified to do business as a foreign corporation or limited liability company. Such jurisdictions include all jurisdictions where the character of such Subsidiaries' owned, operated or leased properties or the nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. Copies of the certificate of incorporation, bylaws, limited liability company operating agreement or other governing documents of each Subsidiary have been provided or made available to Buyer and are accurate and complete as of the date hereof. Section 4.3 of the Disclosure Schedule sets forth (a) for each Subsidiary that is a corporation, a correct and complete listing of the number of shares of each class of capital stock authorized and the number of shares of each class of capital stock or other Equity Securities that are issued and outstanding and (b) for each Subsidiary that is a limited liability company, the percentage ownership of Symphony and each other Person who is a member of such Subsidiary. All of the outstanding shares of capital stock of, or other Equity Securities in, the Subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and except as set forth in Section 4.3 of the Disclosure Schedule are owned of record and beneficially by Symphony, free and clear of any Encumbrance other than Permitted Encumbrances. Except as set forth in Section 4.3 of the Disclosure Schedule, there are no subscriptions, calls, warrants, options or commitments of any kind or character relating to, or entitling any Person to purchase or otherwise acquire, any capital stock or other Equity Securities of the Subsidiaries. There are no stockholder agreements, voting trusts, proxies or other agreements or understandings with respect to or concerning the purchase, sale or voting of the capital stock or other Equity Securities of the

         Subsidiaries to which Symphony or any of its Subsidiaries or, to the Knowledge of Seller or Symphony, any other Person, is a party or by which Symphony or any of its Subsidiaries or, to the Knowledge of Seller and Symphony, any other Person, is bound.

                  (c) Other than as set forth in Section 4.3 of the Disclosure Schedule, neither Symphony nor its Subsidiaries owns of record or beneficially any Equity Securities of any Person or any right (contingent or otherwise) to acquire the same. Other than as set forth in Section 4.3 of the Disclosure Schedule, neither Symphony nor its Subsidiaries is a member of (nor are any part of their respective businesses conducted through) any partnerships or limited liability companies, and neither Symphony nor its Subsidiaries are a participant in any joint venture or similar arrangement.

         4.4. FINANCIAL STATEMENTS. Attached as Section 4.4 of the Disclosure Schedule are true and correct copies of (a) the audited consolidated balance sheet of Symphony as of December 31, 2005 and 2004, and the related audited consolidated statement of operations and cash flows of Symphony for the years ended December 31, 2005 and 2004, (the "Symphony Year-End Financial Statements"), (b) the unaudited consolidated balance sheet of Symphony as of March 31, 2006 and the related unaudited consolidated statement of operations and cash flows of Symphony for the 3-month period ended as of March 31, 2006 (the "Symphony Interim Financial Statements" and together with the Symphony Year-End Financial Statements, the "Symphony Financial Statements"). The Symphony Financial Statements have been prepared in accordance with GAAP and present fairly, in all material respects, the consolidated financial position and results of operations of Symphony as of the dates and for the periods indicated, subject to, in the case of the Symphony Interim Financial Statements, normal year-end adjustments and the absence of footnotes and other presentation items.

         4.5. NO UNDISCLOSED LIABILITIES; INDEBTEDNESS. Symphony and its Subsidiaries do not have any Liabilities that would be required, in accordance with GAAP, to be disclosed in or provided for in the Symphony Interim Financial Statements if incurred on the date or during the period covered by the Symphony Interim Financial Statements, other than Liabilities (a) disclosed or provided for on the Symphony Interim Financial Statements, (b) disclosed in Section 4.5 of the Disclosure Schedule, (c) under the executory portions of any Contract, Order or Governmental Order binding on Symphony or any of its Subsidiaries, or
(d) incurred since the date of the Symphony Interim Financial Statements in the ordinary course of business consistent with past practice. Except as set forth in Section 4.5 of the Disclosure Schedule, neither Symphony or its Subsidiaries have any Indebtedness.

         4.6. ABSENCE OF CERTAIN CHANGES. Except as set forth in Section 4.6 of the Disclosure Schedule, since March 31, 2006, the businesses of Symphony and its Subsidiaries have been conducted in the ordinary course consistent with the past practice in all material respects, and there has not been as of the date hereof: (a) any event, occurrence, development or change in the businesses of Symphony or its Subsidiaries that has had or is reasonably likely to result in a Material Adverse Effect; (b) any damage, destruction or other casualty loss that is reasonably likely to have a material and adverse impact on the Business; (c) any material change in the manner that Symphony and its Subsidiaries keeps their respective books and records; (d) any notification by any material supplier, material customer or material payor of Symphony and its Subsidiaries expressly stating its intent to discontinue doing business with Symphony and its Subsidiaries, that is reasonably likely to have a material and adverse impact on the Businesses; (e) any cancellation of any material Indebtedness owed to Symphony or any of its Subsidiaries, or waiver of any material rights by Symphony or any of its Subsidiaries; (f) any changes to the payroll practices of Symphony and its Subsidiaries or the compensation of their employees, other than in the ordinary course of business; (g) any capital expenditure by Symphony or any of its Subsidiaries that were not contemplated by Symphony's annual budget;
(h) any Indebtedness incurred by Symphony or any of its Subsidiaries, or any commitment to incur Indebtedness entered into by Symphony or any of its Subsidiaries, or any loans made or agreed to be made by Symphony or any of its Subsidiaries, other than Indebtedness to Seller or its Subsidiaries to be repaid or cancelled prior to the Closing in accordance with Section 6.9; (i) offer, issuance, sale or pledge of any shares of common stock or other Equity Securities of Symphony or its Subsidiaries; (j) any stock split or other change the capitalization of Symphony or its Subsidiaries; (k) sale, lease, license, mortgage, pledge, encumbrance, transfer, exchange or other disposal of any of the properties or assets, whether tangible or intangible of Symphony or its Subsidiaries (including capital stock of such Subsidiaries), other than in the ordinary course of business consistent with past practices; (l) acquisition by merger or consolidation with, by purchase of any equity interest of or by any other manner, any business or entity or other acquisition of any assets, except for purchases of supplies or capital equipment in the ordinary course of business; (m) except as expressly provided herein or as set forth in Section
4.19 of the Disclosure Schedule, any transaction between Symphony or any of its Subsidiaries, on the one hand, and Seller or any of its Subsidiaries other than Symphony, on the other hand, or (n) any written agreement by Seller or its Subsidiaries (including Symphony) to do any of the foregoing.

The foregoing representations and warranties shall not be deemed to be breached by virtue of the entry by Seller into this Agreement or its consummation of the transactions contemplated hereby.

         4.7. LITIGATION. Except as set forth in Section 4.7 of the Disclosure Schedule, and except for Actions which would not reasonably be expected to result in liability to Symphony or any of its Subsidiaries of $50,000 individually, there are no Actions pending, or, to the Knowledge of Seller or Symphony, threatened Actions, by or against or relating to Symphony or any of its Subsidiaries, pending before any Governmental Authority or arbitrator (or, to the Knowledge of Seller or Symphony, threatened in writing to be brought by or before any Governmental Authority). Except as set forth in Section 4.7 of the Disclosure Schedule, neither Symphony nor any of its Subsidiaries is subject to any Governmental Order (nor, to the Knowledge of Seller or Symphony, are there any such Governmental Orders threatened to be imposed by any Governmental Authority).

         4.8. COMPLIANCE WITH LAWS. Except as set forth in Section 4.8 of the Disclosure Schedule, Symphony and its Subsidiaries are, and since January 1, 2003 have been, in compliance in all material respects with all Laws and Governmental Orders applicable to Symphony or any of its Subsidiaries, including, without limitation, all governmental regulations with respect to the qualifications and licensing requirements of the Symphony Employees, and neither Seller, Symphony nor any of its Subsidiaries has received notice of non-compliance with respect thereto. Except as set forth in Section 4.8 of the Disclosure Schedule, neither Seller, Symphony or any of its Subsidiaries have, at any time since January 1, 2003, conducted any internal investigations with respect to the Businesses for which any of them has retained outside counsel to conduct such investigations.

         4.9. MATERIAL CONTRACTS. All of the Contracts required to be set forth in Section 4.9 of the Disclosure Schedule (the "Material Symphony Agreements") are in full force and effect, and no material breach or default (or event which with notice or lapse of time or both would constitute a material breach default) by Symphony or its Subsidiaries, to the Knowledge of Seller or Symphony, by any other party has occurred with respect thereto. Except as set forth in Section
4.9 of the Disclosure Schedule, each Material Symphony Agreement is enforceable against Symphony or its Subsidiaries and, to the Knowledge of Seller or Symphony, each other party thereto, in accordance with its terms, except where enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and except where enforceability is subject to the application of equitable principles or remedies. Section 4.9 of the Disclosure Schedule sets forth a true and correct list of each written Contract to which Symphony or any of its Subsidiaries is a party or by which any of its assets are bound or which otherwise relate to the Businesses that (a) was not made in the ordinary course of business, (b) involves an aggregate commitment or potential aggregate commitment on the part of any party of more than $50,000 per year or $250,000 in the aggregate, (c) involves the sale of products and or services having a value (or reasonably likely to have a value with respect to future sales) of more than $100,000 per year or $250,000 in the aggregate, (d) is an employment contract not terminable on less than thirty days' notice or that will result in any obligation (absolute or contingent) to make any payment to any of their employees following termination of employment or upon a change of control of Symphony or any of its Subsidiaries, (e) is a material license agreement for any Intellectual Property Rights, (f) is a personal property lease involving annual payments in excess of $100,000, (g) is a joint venture agreement, partnership agreement or otherwise involves the sharing of profits by Symphony or any of its Subsidiaries with any third party, (h) involves Indebtedness involving $25,000 individually or $100,000 in the aggregate, other than Indebtedness to be repaid or cancelled prior to the Closing in accordance with Section 6.9, (i) includes any written warranty, guaranty or other similar undertaking with respect to contractual performance extended by Symphony or any of its Subsidiaries other than in the ordinary course of business, (j) contains covenants materially limiting the freedom of Symphony or any of its Subsidiaries to engage in any line of business or compete with any Person, (k) involves the sale or disposition of material properties or assets of Symphony and its Subsidiaries, taken as a whole (other than the sale of inventory in the ordinary course of business), (l) is with an individual physician, physician group or any other Person in a position to make referrals to Symphony or its Subsidiaries, or
(m) involves the payment by Symphony or any of its Subsidiaries for commissions, marketing, or similar arrangements of more than $50,000 per year or $250,000 in the aggregate. Symphony has delivered or made available to Buyer correct and complete copies of all written Material Symphony Agreements listed in Section
4.9 of the Disclosure Schedule, including all amendments and supplements thereto.

         4.10. LABOR MATTERS. Neither Seller, Symphony nor any of Symphony's Subsidiaries is a party to any collective bargaining or other labor union agreements with respect to the Symphony Employees, subject to a legal duty to bargain with any labor organization on behalf of the Symphony Employees or is presently operating under an expired collective bargaining agreement with respect to the Symphony Employees. Except as set forth in Section 4.10 of the


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
Disclosure Schedule, at no time since January 1, 2003 has there been any material work stoppage or material labor dispute (including representation questions, arbitration proceedings, labor strikes, slow downs or stoppages, organizing attempts, picketing, boycotts or other material labor disputes) against Symphony or any of its Subsidiaries or, to the Knowledge of Seller or Symphony, is any such action threatened, and, to the Knowledge of Seller or Symphony, there is no union organizing activity currently underway nor has Seller, Symphony or any of their Subsidiaries experienced any attempt by organized labor to cause Seller, Symphony or any of their Subsidiaries to comply with or conform to the demands of organized labor with respect to the Symphony Employees. Symphony and its Subsidiaries are in material compliance with all applicable Laws respecting employment practices, employee documentation, terms and conditions of employment, payment and termination of labor, including the provisions thereof relative to severance, vacation, unemployment, wages and hours, equal employment opportunity, nondiscrimination, immigration, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety, and health and plant closings (collectively, "Labor Laws"). Except as set forth in Section 4.10 of the Disclosure Schedule, Symphony and its Subsidiaries are in compliance in all material respects with all professional licensure and credentialing requirements required by applicable Law and any Material Symphony Contract. Except as set forth in Section 4.10 of the Disclosure Schedule, neither Symphony nor any of its Subsidiaries is engaged in, and Symphony has not received any notice of, any unfair labor practice and, to the Knowledge of Seller or Symphony, no such complaints are pending before the National Labor Relations Board or any other Governmental Authority. The representations and warranties in this Section 4.10 are the only representations and warranties being made with respect to the compliance of Symphony and its Subsidiaries with Labor Laws. No other representations or warranties, expressed or implied, are being made by Seller and Symphony with respect thereto.

         4.11. EMPLOYEE BENEFITS. Section 4.11 of the Disclosure Schedule sets forth a true and correct list of each "Symphony Employee" as of a date not earlier than two business days prior to the date hereof, such Symphony Employee's position, date of hire, status of employment (including whether active, on short-term disability, long-term disability or type of leave) and base salary. Section 4.11(ii) of the Disclosure Schedule contains a complete list of all Symphony Employee Plans. True and complete copies of each of the following documents, including any amendment thereto, have been delivered or made available to Buyer upon Buyer's request: (a) each Symphony Employee Plan (and, if applicable, related trust agreements, insurance policies and administrative services agreements), all written descriptions thereof which have been distributed to Symphony Employees, all annuity contracts or other funding instruments, and a complete description of any Symphony Employee Plan which is not in writing, (b) the most recent determination or opinion letter issued by the Internal Revenue Service with respect to each applicable Symphony Employee Plan, and (c) for the three most recent plan years (or for such lesser number of years in the case of plans filed for less than three plan years), Annual Reports on Form 5500 Series required to be filed with any Governmental Authority for each applicable Symphony Employee Plan and (d) copies of all documents and correspondence relating to any Symphony Employee Plan received from or provided to the Internal Revenue Service or the Department of Labor. Except as set forth in Section 4.11 of the Disclosure Schedule:

                  (a) None of Symphony nor any of its Subsidiaries maintains or has ever maintained, contributed to or has had an obligation to contribute to an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) which is or was subject to Title IV of ERISA or Section 412 of the Code.

                  (b) None of Symphony nor any of its Subsidiaries has ever contributed to, withdrawn in a partial or complete withdrawal from, or had an obligation to contribute to any "multiemployer plan" as defined in Section 4001(a)(3) or Section 3(37) of ERISA or has any fixed or contingent liability under Section 4204 of ERISA with respect to any of their current or former employees.

                  (c) Each Symphony Employee Plan and each related trust agreement, annuity contract or other funding instrument which is intended to be qualified and tax-exempt under the provisions of Code Sections 401(a) and 501(a) has been maintained, operated, and administered in compliance with its terms and all applicable Laws in all material respects and is subject to an IRS determination or opinion letter regarding such qualified status.

                  (d) As of and including the Closing Date, either Symphony or its Subsidiaries shall have made all contributions and payments required to be made by it up to and including the Closing Date with respect to each Symphony Employee Plan (excepting salary deferrals to Symphony's 401(k) plan pending as of the Closing Date, which shall be contributed by Symphony on a timely basis), or adequate accruals therefor will have been provided for and will be reflected on the Symphony Financial Statements.

                  (e) Except as may be required by Code Section 4980B or Section 601 (et seq.) of ERISA ("COBRA"), or under any applicable state law, none of Symphony, its Subsidiaries nor any Symphony Employee Plan has any present or future obligation to make any payment to, or with respect to, any present or former employee of Symphony nor any of its Subsidiaries pursuant to any retiree medical benefit plan or other retiree welfare plan.

                  (f) To the Knowledge of Symphony, neither Symphony nor any of its Subsidiaries has any liability with respect to or arising from any action taken by Seller, Symphony or any of its Subsidiaries involving a Symphony Employee Plan other than contributions to, distributions from or benefit payments due under any such plan in the ordinary course of business.

                  (g) Except for routine claims for benefits, there is no action, order, writ, injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, arbitral action, governmental audit or investigation relating to or seeking benefits under any Symphony Employee Plan that is pending, or, to the Knowledge of Seller or Symphony, threatened against either of Symphony or any of its Subsidiaries or any Symphony Employee Plan, and to the Knowledge of Symphony, there exist no facts or circumstances that could give rise to any such action, writ injunction, judgment, decree, claim, suit, litigation, proceeding, arbitral action, audit or investigation.

                  (h) Neither Symphony nor any of its Subsidiaries have any announced plan or legally binding commitment to create any additional "employee benefits plans" within the meaning of Section 3(3) of ERISA, or to amend or modify any existing Symphony Employee Plan, except as required by law.

         Neither the execution and delivery of this Agreement by Symphony nor the consummation of the transactions contemplated hereby will trigger a termination of employment entitling any employee of Symphony or its Subsidiaries to any additional benefits or result in the acceleration or creation of any rights of any person to benefits under any Symphony Employee Plan (including, without limitation, the acceleration of the vesting or exercisability of any stock options, the acceleration of the vesting of any restricted stock, the acceleration of the accrual or vesting of any benefits under any Symphony Employee Plan or the acceleration or creation of any rights under any severance, parachute or change in control agreement).

                  (i) There is no contract, agreement, plan or arrangement covering any employee, director or consultant of Symphony or any of its Subsidiaries that individually or collectively provides for the payment by Symphony or its Subsidiaries of any amount that is not deductible under Section 162(a)(1) or 404 of the Code, as applicable, or that is an "excess parachute payment" pursuant to Section 280G of the Code.

                  (j) Each material contract, agreement, plan or arrangement that covers any employee, former employee, director or consultant of Symphony or any of its Subsidiaries that constitutes a nonqualified deferred compensation plan, as defined in Section 409A of the Code, complies in all material respects in operation with the requirements of such Section as in effect on the Closing Date.

                  (k) Seller and its ERISA Affiliates other than Symphony and its Subsidiaries, intend to file or cause to be filed a Notice of Qualified Separate Lines of Business on Form 5310-A with the Internal Revenue Service in relation to the 2005 and 2006 calendar years.

                  (l) The representations and warranties contained in this
         Section 4.11 are the only representations and warranties being made with respect to the Symphony Employee Plan and the compliance of Symphony and its Subsidiaries with ERISA and the Code with respect to the Symphony Employee Plan. No other representations or warranties, expressed or implied, are being made by Seller and Symphony with respect thereto.

         4.12. TAXES. Except as set forth in Section 4.12 of the Disclosure
Schedule:

                  (a) All material Tax Returns that are required to be filed with respect to Symphony or its Subsidiaries, and all material Tax Returns that are required to include Symphony or any of its Subsidiaries, have been timely filed on or before the due date thereof (taking into account timely extensions) and all material Taxes have been timely paid, whether or not shown on such Tax Returns. All such Tax Returns are true, correct and complete in all material respects, and there is no position taken on any Tax Return with respect to the income, properties or operations of Symphony or its Subsidiaries for which there is not substantial authority within the meaning of Section 6662 of the Code. There are no extensions of time to file any Tax Return of Symphony or its Subsidiaries that are pending. Seller has delivered to Buyer true copies of the federal and state income Tax Returns (and amended Tax Returns, revenue agents' reports, and other notices from federal or state taxing authorities) for each of the last three taxable years of Symphony and its Subsidiaries (or such shorter period as a Subsidiary has been in existence). Seller has delivered to Buyer true, correct and complete copies of all other Tax Returns and other reports and statements made or received by or on behalf of Symphony or any of its Subsidiaries that relate to Taxes arising during such periods, including, without limitation, income tax audit reports, statements of income or gross receipts taxes, franchise tax, sales tax and transfer tax received by or on behalf of Symphony or any of its Subsidiaries;

                  (b) All Taxes required to be paid by Symphony or any of its Subsidiaries on or before the date hereof have been paid. The unpaid Taxes of Symphony or any of its Subsidiaries did not, as of the date of the relevant balance sheet of Symphony included in the Symphony Interim Financial Statements, exceed the accrual for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the balance sheet of Symphony;

                  (c) There are no liens for Taxes upon the assets of Symphony or any of its Subsidiaries or any of the Symphony Interests therein except for Permitted Encumbrances. There is no outstanding audit or other matter in controversy with respect to Taxes due and owing by Symphony or any of its Subsidiaries or in respect of the income, properties or operations of Symphony or any of its Subsidiaries which has been (i) claimed or raised by any authority in writing or (ii) as to which Seller and Symphony has Knowledge based on personal contact with any agent of such authority. There is no tax deficiency or claim assessed, or to the Knowledge of Symphony and Seller, proposed or threatened, with respect to Symphony, any of its Subsidiaries or the income, properties or operations of Symphony or any of its Subsidiaries, other than in respect of audits, controversies, deficiencies, assessments or proposed adjustments that are being contested in good faith, for which adequate reserves have been established in accordance with GAAP and which are set forth on Section
         4.12 of the Disclosure Schedule;

                  (d) Symphony and its Subsidiaries have withheld all Taxes required to have been withheld by, or with respect to the operations of, Symphony or any of its Subsidiaries in connection with amounts paid to any employee, independent contractor, creditor, stockholder, or other third party, and such withheld Taxes have either been duly paid to the proper Taxing Authority or set aside in accounts for such purpose;

                  (e) Neither Symphony nor any of its Subsidiaries (i) has waived any statutory period of limitations for the assessment of any Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency other than in the case of any such waivers or extensions in respect of an assessment or deficiency of Tax the liability of which has been satisfied or settled, or (ii) has distributed the stock of any corporation in a distribution qualifying under Section 355 of the Code in the preceding two years;

                  (f) No claim has been made or, to the Knowledge of Symphony and Seller, threatened for any taxable year which remains open by a Taxing Authority in a jurisdiction where Symphony or any of its Subsidiaries does not file Tax Returns that Symphony or any of its Subsidiaries is or may be subject to taxation. No claim with respect to the income, operations or assets of Symphony or any of its Subsidiaries has been made in writing by any Taxing Authority for any taxable year with which remains open in a jurisdiction where Tax Returns are not filed on behalf of Symphony;

                  (g) Except as set forth on Section 4.12(g) of the Disclosure Schedule, neither Symphony nor any of its Subsidiaries has been a member of any affiliated group filing a consolidated federal income Tax Return other than as part of the affiliated group filing a consolidated federal income Tax Return with Seller. Neither Symphony nor any of its Subsidiaries has any liability for Taxes of any Person as defined in
         Section 7701(a)(1) of the Code (other than Symphony in respect of itself, and its Subsidiaries in respect of themselves), including without limitation under Treas. Reg. ss. 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, as a result of any merger or liquidation, or otherwise;

                  (h) None of the assets of Symphony or its Subsidiaries (i) are required to be treated as being owned by any other Person pursuant to the so-called safe harbor lease provisions of former Section 168(f)(8) of the Code, (ii) secure any debt the interest on which is tax-exempt under Section 103(a) of the Code, (iii) are tax-exempt use property within the meaning of Section 168(h) of the Code, (iv) are subject to a 467 rental agreement as defined in Section 467 of the Code, or (v) constitute an "amortizable section 197 intangible" within the meaning of Section 197(c) of the Code that is not amortizable by reason of having been acquired pursuant to the nonrecognition transactions described in Section 197(f)(2)(B) of the Code or the anti-churning rules of Section 197(f)(9) of the Code and the Treasury Regulations thereunder;

                  (i) Symphony and its Subsidiaries are, and have been since August 30, 2003 have been, properly characterized as a disregarded entity for U.S. federal and state income tax purposes and Symphony and each of its Subsidiaries has not taken any position inconsistent with such treatment with regard to any Tax. Each transaction whereby Symphony and each of its Subsidiaries was converted from a corporation to a disregarded entity was intended to qualify as a tax-free liquidation under Section 332 of the Code. The Symphony Interests and the membership or other equity interests of Symphony's Subsidiaries do not constitute stock for federal income tax purposes and are disregarded for such purposes.

                  (j) There are no elections in effect made by Symphony or any of its Subsidiaries pursuant to Sections 338 or 336(e) or the Code or the Treasury Regulations thereunder;

                  (k) Any Tax sharing (or similar) agreement between Symphony and its Subsidiaries on the one hand, and any third party on the other hand, will be terminated as of the Closing Date, and will thereafter have no further effect for any taxable year (whether the current year, a future year, or a past year). Any payments required by any such Tax sharing agreement will be made at or prior to the termination thereof;

                  (l) Neither Symphony nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date under Code Section 481(c) (or any corresponding or similar provision of state, local or foreign income Tax law); (ii) "closing agreement" as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax law) entered into on or prior to the Closing Date; or (iii) installment sale made on or prior to the Closing Date;

                  (m) Neither Symphony nor any of its Subsidiaries has made any payments, nor is it obligated to make any payments, nor it is a party to any agreement that could obligate it to make any payments that will not be deductible under Code Section 280G or any comparable provision of foreign income tax law;

                  Neither Symphony nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Code
         Section 897(c)(2) during the applicable period specified in Code
         Section 897(c)(1)(A)(ii);

                  (n) Except as otherwise set forth in Section 4.12 of the Disclosure Schedule, (i) neither Symphony nor any of its Subsidiaries owns any real property in any jurisdiction in which a Tax is imposed upon the transfer of securities of an issuer having an interest in real property; (ii) neither Symphony nor any of its Subsidiaries is a party or subject to any joint venture, partnership or other arrangement or contract that could be treated as a partnership for federal income tax purposes; (iii) neither Symphony nor any of its Subsidiaries has participated in any "reportable transaction" or acted as a "material advisor" with respect thereto, as such terms are defined, in the case of "reportable transaction" in the Treasury Regulations under Code Sections 6011 and 6112, and in the case of "material advisor," as defined in Code section 6111; (iv) neither Symphony nor any of its Subsidiaries is a foreign person within the meaning of section 1445 of the Code;

                  (o) Section 4.12 of the Disclosure Schedule sets forth an accurate list of all states, counties, cities and other taxing jurisdictions (whether foreign or domestic) to which any Tax is properly payable by Symphony or any Subsidiary; and

                  (p) For purposes of this Section 4.12 and Article 10, any reference to "Symphony" or "Subsidiary" shall include any predecessor entity thereto.

                  (q) The representations and warranties contained in this
         Section 4.12 are the only representations and warranties being made with respect to the Taxes of Symphony and its Subsidiaries and the compliance of Symphony and its Subsidiaries with applicable Tax Laws. No other representations or warranties, expressed or implied, are being made by Seller and Symphony with respect thereto.

                  (r) No clearance certificate or similar document(s) is required by any state taxing authority in order to relieve Buyer of any obligation to withhold any portion of the Purchase Price with respect to the Symphony Interests, the membership or other equity interests of Symphony's Subsidiaries or their respective assets.

         4.13. INSURANCE POLICIES. Section 4.13 of the Disclosure Schedule contains an accurate and complete description of all policies of property, fire and casualty, product liability, workers' compensation, and other forms of insurance held by either of Symphony or any of its Subsidiaries or with respect to which Symphony or any of its Subsidiaries is a beneficiary (the "Symphony Insurance Policies"). True, correct and complete copies of such Symphony Insurance Policies have been made available to Buyer. All of the Symphony Insurance Policies are in full force and effect, all premiums with respect thereto have been paid to the extent due and no written notice of cancellation or termination has been received with respect to any such Symphony Insurance Policy (other than policies which Symphony has replaced or intends to replace prior to the expiration thereof by policies providing substantially the same types and amounts of coverage). Since August 30, 2003, neither Symphony nor any of its Subsidiaries has submitted a claim under its Directors' and Officers' indemnity insurance policies.

         4.14. LICENSES. Section 4.14 of the Disclosure Schedule lists all of the material Licenses held by Symphony and each of its Subsidiaries. Such Licenses constitute all of the material Licenses required for the conduct of the businesses of Symphony and its Subsidiaries as presently conducted. Each such License is valid, binding and in full force and effect; and there are no proceedings pending, or to the Knowledge of Seller or Symphony, threatened, that seek the revocation, cancellation, suspension or adverse modification of any such License. Symphony and each of its Subsidiaries holding such Licenses are, and since January 1, 2003, have been in material compliance with all obligations under the Licenses. Since August 31, 2003, all reasonable steps have been taken to correct all deficiencies identified in any state licensing survey reports received by Symphony or any of its Subsidiaries.

         4.15. ASSETS COMPLETE. As of the Closing Date, Symphony and its Subsidiaries own or have a valid right to use all material Fixed Assets required for the operation of the Businesses, as currently conducted.

         4.16. REAL PROPERTY.

                  (a) Section 4.16 of the Disclosure Schedule contains a complete and accurate list of all real property leased by Symphony or any of its Subsidiaries, and all real property in which Symphony or any of its Subsidiaries have been granted a right of access, easement, license or other real property interest of any kind ("Symphony Real Property"). The Symphony Real Property constitutes all real property used for, or for which access is necessary for, the operation of the businesses of Symphony or any of its Subsidiaries. Except as set forth in Section 4.16 of the Disclosure Schedule, Symphony or its Subsidiaries have a valid leasehold, license, easement or other real property interest in, and enjoy peaceful and undisturbed possession or right to access (consistent with historical use) of, all Symphony Real Property, in each case free and clear of all Encumbrances except for Permitted Encumbrances and subject to the terms of the Symphony Real Property Leases. Seller has made available to Buyer correct and complete copies of the leases, subleases and other rights listed in
         Section 4.16 of the Disclosure Schedule (the "Symphony Real Property Leases"). Each of the Symphony Real Property Leases is in full force and effect, and no breach or default by Symphony or its Subsidiaries or, to the Knowledge of Symphony and Seller, by any other party thereto has occurred with respect thereto. Each Symphony Real Property Lease is enforceable against Symphony or its Subsidiaries, and, to the Knowledge of Symphony and Seller each other party thereto, in accordance with its terms, except where enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and except where enforceability is subject to the application of equitable principles or remedies. Except for the Symphony Real Property Leases, there are no material leases, subleases, licenses, occupancy agreements, options, rights, concessions or other agreements or arrangements, written or oral, granting to any Person the right to use or occupy any Symphony Real Property. Neither Symphony nor any of its Subsidiaries owns any real property;

                  (b) Except as set forth in Section 4.16 of the Disclosure Schedule, Symphony and its Subsidiaries have obtained all material Licenses from any Governmental Authority having jurisdiction over any of the Symphony Real Property required for the occupancy and use of any of the Symphony Real Property by Symphony or its Subsidiaries, and each such License is in full force and effect, and there is no pending, or to the Knowledge of Seller and Symphony threatened proceeding which could result in the modification or cancellation thereof except, in each case, for deviations from the foregoing which would not reasonably be expected to materially impair the continued use of such Symphony Real Property for the use currently being made thereof; and

                  (c) To the Knowledge of Seller or Symphony, neither Seller nor any of its Subsidiaries (including Symphony and its Subsidiaries) has received notice of any special assessment in an amount greater than $500,000, individually or in the aggregate, relating to any Symphony Real Property or any portion thereof, and to the Knowledge of Seller and Symphony, no such special assessment is pending or threatened. There are no pending or, to the Knowledge of Seller and Symphony, threatened condemnation proceedings with respect to any of the Symphony Real Property.

         4.17. INTELLECTUAL PROPERTY. Section 4.17 of the Disclosure Schedule sets forth all material patents, trademarks, service marks, trade names and copyrights (whether registered or unregistered and including pending applications by Symphony or any of its Subsidiaries for any of the foregoing) used in the businesses of Symphony or any of its Subsidiaries as currently conducted. Symphony or its Subsidiaries own and/or have the rights to use all material Intellectual Property Rights used in their respective businesses as currently conducted. Except as set forth in Section 4.17 of the Disclosure

Schedule, to the Knowledge of Seller and Symphony, no other Person (a) has the right to use any of the Intellectual Property Rights of Symphony or any of its Subsidiaries, or (b) is infringing upon any such Intellectual Property Rights. To the Knowledge of Seller and Symphony, Symphony's and its Subsidiaries' use of such Intellectual Property Rights is not infringing upon or otherwise violating the rights of any third party. No proceedings have been instituted against or written notices received by Seller or its Subsidiaries (including Symphony and its Subsidiaries) alleging that the use of the Intellectual Property Rights by Symphony or any of its Subsidiaries infringes upon or otherwise violates any rights of a third party in or to such Intellectual Property Rights.

         4.18. CUSTOMERS. Section 4.18 of the Disclosure Schedule sets forth a complete and accurate list of the names of the fifteen (15) largest customers of Symphony and each of its Subsidiaries with respect to revenue and profitability for the most recent two (2) fiscal years showing the approximate total sales in dollars to each customer during such period. Except as disclosed in Section 4.18 of the Disclosure Schedule, neither Seller nor any of its Subsidiaries (including Symphony and its Subsidiaries) has received any written communication from any customer listed in Section 4.18 of the Disclosure Schedule stating its intention to discontinue doing business with Symphony or any of its Subsidiaries or to substantially reduce purchases from or use of products or services of Symphony or any of its Subsidiaries.

         4.19. AFFILIATE TRANSACTIONS. Except as set forth in Section 4.19 of the Disclosure Schedule, (a) neither Seller nor any of its Subsidiaries (other than Symphony and its Subsidiaries) nor any officer, director or Affiliate of Seller or of any of its Subsidiaries (including Symphony and its Subsidiaries),
(b) no individual related by blood, marriage or adoption to any person described in clause (a), and (c) no entity in which any of the foregoing persons described in clause (a) or clause (b) owns individually or in the aggregate a greater than 10% beneficial interest, is a party to any material agreement, contract, commitment or transaction with Symphony or any of its Subsidiaries or has a material interest in any material property used by the Symphony or any of its Subsidiaries.

         4.20. ENVIRONMENTAL MATTERS. Except as set forth in Section 4.20 of the Disclosure Schedule: (a) Symphony and its Subsidiaries are in material compliance with all of the Environmental Laws; (b) Symphony and its Subsidiaries have no material liability under any Environmental Law; (c) no written notices of any material violation or alleged material violation of, or any material liability under, any Environmental Law have been received by Symphony or any of its Subsidiaries since January 1, 2003; (d) there are no Actions, Governmental Orders or investigations pending or, to the Knowledge of Seller or Symphony, threatened, relating to compliance with or liability under any Environmental Law; and (e) copies of all Phase I or Phase II reports or other environmental audits in the possession of Seller or its Subsidiaries (including Symphony and its Subsidiaries) and relating to the Symphony Real Property have been provided to Buyer prior to the date hereof. The representations and warranties contained in this Section 4.20 are the only representations and warranties being made with respect to the compliance of Symphony and its Subsidiaries with Environmental Laws. No other representations or warranties, expressed or implied, are being made by Seller and Symphony with respect thereto.

         4.21. ACCOUNTS RECEIVABLE. All accounts receivable of Symphony and its Subsidiaries as reflected in the Symphony Financial Statements, to the extent uncollected on the date hereof, and the accounts receivable arising subsequent to the date of the Financial Statements, arose from bona fide transactions in the ordinary course of business. All reserves, allowances and discounts with respect to the accounts receivable were determined in the ordinary course of business consistent with past practice.

         4.22. MEDICARE AND MEDICAID; THIRD PARTY PAYORS. Except as set forth in
Section 4.22 of the Disclosure Schedule, neither Seller nor Symphony has received notice that Symphony or any of its Subsidiaries are subject to any restriction or limitation on the receipt of payment under Title XVIII of the Social Security Act ("Medicare") and Title XIX of the Social Security Act ("Medicaid"). Symphony and its Subsidiaries are "providers" (as defined therein) with valid and current provider agreements and with one or more provider numbers with Medicare, Medicaid, Tricare/CHAMPUS and successor programs (the "Government Programs") through intermediaries. Except as set forth in Section 4.22 of the Disclosure Schedule, Symphony and its Subsidiaries are in compliance in all material respects with the conditions of participation for the Government Programs. Except as set forth in Section 4.22 of the Disclosure Schedule, there is no pending or threatened, proceeding or investigation under the Government Programs involving Seller or Symphony or the Business. Except as set forth in
Section 4.22 of the Disclosure Schedule, (a) all claims have been submitted in substantial compliance with applicable billing requirements of the Government Programs and third party payors, and (b) neither Symphony nor any of its Subsidiaries has received notice of denial of payment or overpayment from the Government Programs, or any third party payor, with respect to the services provided by Symphony or any of its Subsidiaries.

         4.23. COST REPORTS. Except as set forth in Section 4.23 of the Disclosure Schedule, since January 1, 2003, neither Symphony nor any of its Subsidiaries has been required to filed or caused to be filed any Cost Reports, cost reports or other similar reports with any third party payor.

         4.24. EXCLUSION FROM GOVERNMENT PROGRAMS. Since January 1, 2003, except as set forth in Section 4.24 of the Disclosure Schedule, neither Symphony, its Subsidiaries nor any of the employees, independent contractors, officers or directors of any of them have been (i) excluded from participating in any federal health care program (as defined in 42 U.S.C. ss.1320a-7b(f)), (ii) subject to sanction pursuant to 42 U.S.C. ss.1320a-7a or 1320a-8, or (iii) convicted of a crime described at 42 U.S.C. ss.1320a-7b. To the Knowledge of Seller and Symphony, neither Symphony nor its Subsidiaries have engaged in any conduct that may lead to exclusion from participation in any such Government Programs, or had a civil monetary penalty assessed against them under Section 1128A of the Social Security Act or any regulations promulgated thereunder.

         4.25. COMPLIANCE PROGRAM. Except as set forth in Section 4.25 of the Disclosure Schedule, (a) neither Symphony nor its Subsidiaries are a party to a Corporate Integrity Agreement with the Office of Inspector General of the Department of Health and Human Services, and (b) Symphony and its Subsidiaries have no ongoing reporting obligations pursuant to any Settlement Agreement entered into with any Governmental Authority. Symphony and its Subsidiaries have developed internal policies and procedures for billing third party payors, including without limitation, Government Programs. Neither Symphony nor its Subsidiaries have received any notice from any third party payor, including without limitation, any Government Programs, that indicates that Symphony or its Subsidiaries are not in compliance with applicable billing requirements.

         4.26. MEDICAL STAFF. Symphony and its Subsidiaries' employees who are medical professionals are under the supervision of, and subject to the policies, procedures and requirements of, the customers of Symphony and its Subsidiaries for whom such medical professionals provide services.

         4.27 NO KNOWLEDGE OF MISREPRESENTATIONS OR OMISSIONS. Neither Seller nor Symphony has any Knowledge (i) that the representations and warranties of Buyer in this Agreement, as modified by the Disclosure Schedule, are not true and correct in all material respects, or (ii) that there are any material errors in or material omissions from the Disclosure Schedule.

                                    ARTICLE 5

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller and Symphony as of the date hereof as follows:

         5.1. ORGANIZATION AND STANDING. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities make such qualification necessary. Buyer has full corporate power and authority to own or lease its properties and assets and to carry on its business as it is currently conducted. Buyer has provided or made available to Seller true and correct copies of its certificate of incorporation and bylaws, each as amended as of the date hereof.

         5.2. AUTHORITY; NO CONFLICTS. Except as disclosed in Section 5.2 of the Disclosure Schedule, the execution, delivery and performance of this Agreement and the Related Documents and the agreements and transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action by Buyer and do not result in, and the consummation of the transactions contemplated hereby and thereby shall not result in, (a) a violation of any provision of Buyer's certificate of incorporation, bylaws, or similar organizational documents, (b) a material default (or event which with notice or lapse of time or both would constitute a material default) under, or the acceleration of any obligation under, any material Contract to which Buyer or its Subsidiaries is a party or by or to which any of their assets or properties may be bound or subject, or (c) a material violation of any Order to which Buyer is a party or by which Buyer or any of its property is bound, except in case of
(b) and (c) as would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

         5.3. GOVERNMENTAL CONSENTS. Except for the HSR Filing governed by
Section 6.18 and except as set forth in Section 5.3 of the Disclosure Schedule and except as would not result in a Material Adverse Effect, Buyer has obtained all material governmental consents and approvals required to be obtained by it and has filed all material notices, declarations or registrations required to be filed by it with any Governmental Authority, in each case, necessary to enter into this Agreement and each Related Agreement to which it is a party and to consummate the transactions contemplated hereby and thereby, and all notice periods with respect thereto have expired or been terminated.

         5.4. LITIGATION. With the exception of the matters described in Section
5.4 of the Disclosure Schedule, Buyer is not a party to any Action or investigation presently pending or, to the Knowledge of Buyer, threatened, before any court or Governmental Authority that would reasonably be expected to have, individually or in the aggregate, a material and adverse effect on the ability of Seller or Symphony or to consummate the transactions contemplated hereby or by the Related Documents.

         5.5. BROKERS. Except as set forth in Section 5.5 of the Disclosure Schedule, no broker, finder, investment banker or other third party is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer or its Subsidiaries.

         5.6. SOLVENCY. Immediately after giving effect to the transactions contemplated hereby and the incurrence of any indebtedness therewith, the assets of the Buyer, Symphony and its Subsidiaries will exceed their respective liabilities. In connection with the consummation of the transactions contemplated hereby and the incurrence of any indebtedness in connection therewith, neither Buyer, Symphony nor any of its Subsidiaries will incur debts that will be beyond their ability to pay as such debts mature.

         5.7. ACCREDITED INVESTOR. Buyer is an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act and is acquiring the Symphony Interests for its own account for investment and with no present intention of distributing or reselling such securities or any part thereof in any transaction which would constitute a "distribution" within the meaning of the Securities Act. Buyer understands that the Symphony Interests have not been registered under the Securities Act or any state securities laws and are being transferred to Buyer, in part, in reliance on the foregoing representation.

         5.8. FUNDING. Buyer has or will have prior to the Closing all funds required in order to complete the purchase of the Symphony Interests on the terms contained in this Agreement. Buyer has delivered to Seller evidence of each of Buyer's debt and equity financing source's commitment to provide the funds referred to in the previous sentence, subject to the terms and conditions thereof.

         5.9. NO KNOWLEDGE OF MISREPRESENTATIONS OR OMISSIONS. Buyer has no knowledge (i) that the representations and warranties of Seller and Symphony in this Agreement, as modified by the Disclosure Schedule, are not true and correct in all material respects, or (ii) that there are any material errors in or material omissions from the Disclosure Schedule.

         5.10. INDEPENDENT INVESTIGATION. Buyer has conducted an independent investigation of the Business and Symphony's and its Subsidiaries' business operations, assets, liabilities, results of operations, financial condition and prospects in making its determination as to the propriety of the transactions contemplated by this Agreement and in entering into this Agreement, and has relied solely on the results of said investigation and on the representations and warranties of Seller and Symphony expressly contained in this Agreement.

                                    ARTICLE 6

                                    COVENANTS

         6.1. CONDUCT OF SYMPHONY BUSINESSES PRIOR TO THE CLOSING.

                  (a) Seller and Symphony covenant that, between the date of this Agreement and the Closing Date, Symphony and its Subsidiaries shall conduct their respective businesses in the ordinary course and consistent with past practice. Without limiting the foregoing, except
         (i) for such actions as are expressly contemplated by this Agreement and (ii) as described in Section 6.1 of the Disclosure Schedule, without the consent of Buyer, neither Symphony nor its Subsidiaries shall, and Seller shall not permit Symphony or its Subsidiaries to: (x) take any action which if taken prior to the date hereof would be required to be disclosed pursuant to Section 4.6, or (y) amend the articles of incorporation, bylaws and other governing documents of Symphony or its Subsidiaries. Seller and Symphony further agree that, prior to the Closing, they shall, and shall cause Symphony and its Subsidiaries to, use their reasonable efforts to preserve substantially intact the business organization of their businesses, keep available to Buyer the services of the key personnel of their businesses and preserve their current relationships with the material customers and suppliers of, and other Persons which have significant business relationships with, Symphony and its Subsidiaries.

                  (b) Without limiting the foregoing Section 6.1(a), during the period from the date hereof and continuing until the Closing Date, except for borrowing from Seller in the ordinary course of business to fund working capital needs of Symphony or to the extent that Buyer shall otherwise consent in writing, Symphony and its Subsidiaries shall not, and Seller shall not permit or cause it to, incur any Indebtedness. To the extent Symphony or its Subsidiaries incur such Indebtedness to Seller or to third party lenders, such Indebtedness shall be, to the extent not repaid in cash prior to the Closing, settled in accordance with Section 6.9.

         6.2. ACCESS TO INFORMATION.

                  (a) From the date hereof through the Closing Date, upon reasonable notice and during normal business hours, the books and records of Symphony, Symphony's Subsidiaries and Seller (to the extent related to Symphony or Symphony's Subsidiaries), and to the senior management of Symphony for the purpose of consummating the transactions contemplated by this Agreement and ensuring an orderly transition of the Businesses following the Closing. From the date hereof through the Closing Date, Seller and Symphony shall provide to Buyer unaudited monthly financial statements for Symphony and its Subsidiaries and reasonable access to the books and records of Symphony, its Subsidiaries and Seller (to the extent related to Symphony or Symphony's Subsidiaries), and to the senior management of Symphony for the purpose of consummating the transactions contemplated by this Agreement and ensuring an orderly transition of the Businesses following the Closing, to the extent reasonably requested by Buyer or its advisors. Notwithstanding the foregoing, all disclosures of information and documents pursuant to this Section 6.2(a) shall be in compliance with the privacy and security requirements of the Health Insurance Portability and Accountability Act of 1996 ("HIPAA") and all other applicable Laws.

                  (b) Seller acknowledges that following the Closing Date, Buyer may require access to the books and records of Seller (to the extent related to Symphony or Symphony's Subsidiaries), in connection with Buyer's Tax Returns and audited financial statements of Symphony and its Subsidiaries. In such event, Seller shall provide reasonable cooperation and access to such financial information, upon reasonable notice and during normal business hours, to the extent reasonably requested by Buyer or its advisors. Buyer acknowledges that following the Closing Date, Seller may require access to the books and records of Symphony and its Subsidiaries in connection with Seller's obligations under the Purchase Agreement, dated as of April 16, 2003, by and between Abe Briarwood Corp. and LUK-Symphony Management, LLC. In such event, Buyer shall provide reasonable cooperation and access to such financial information, upon reasonable notice and during normal business hours, to the extent reasonably requested by Seller or its advisors. Notwithstanding the foregoing, all disclosures of information and documents pursuant to this Section 6.2(b) shall be in compliance with the privacy and security requirements of the Health Insurance Portability and Accountability Act of 1996 ("HIPAA") and all other applicable Laws.

                  (c) Seller shall use commercially reasonable efforts to furnish to Buyer within 60 days following the Closing Date (i) audited financial statements of Symphony (on a consolidated basis with Symphony's subsidiaries) for the years ended December 31, 2005, 2004 and 2003 and unaudited interim financial statements for Symphony (on a consolidated basis with Symphony's subsidiaries) for any interim financial period ending on or prior to the Closing Date, each of which shall be prepared in accordance with the requirements of GAAP and meet the requirements of Regulation S-X of the Securities Act, and (ii) the consent of Symphony's independent accountants to the use of their reports thereon in Buyer's SEC Reports, as required by applicable Law or regulation.

                  (d) Buyer shall use commercially reasonable efforts to furnish to Seller within 30 days following the end of the applicable quarter
         (i) unaudited interim financial statements for Symphony (on a consolidated basis with Symphony's subsidiaries) for any interim financial period ending on or prior to the Closing Date and for the following quarter, each of which shall be prepared in accordance with the requirements of GAAP and meet the requirements of Regulation S-X of the Securities Act, and (ii) the consent of Buyer's independent accountants to the use of their reports thereon in Leucadia's SEC Reports, as required by applicable Law or regulation.

         6.3. CONFIDENTIALITY.

                  (a) From and after the Closing Date, each of Seller and its Affiliates shall preserve in strict confidence all confidential or proprietary information regarding Buyer, Symphony, Symphony's Subsidiaries and each of their respective businesses, shall not duplicate or use or disclose to any Person such information and instruct its employees who have had access to such information to keep confidential and not to use any such information (i) unless such information is now or is hereafter disclosed, through no act or omission of Seller or any of its Affiliates, in a manner making it available to the general public, (ii) unless such information is required by Law or legal process to be disclosed, and (iii) except to the extent included in any Tax Return required to be filed by Seller or to the extent reasonably related to the resolution by Seller of any dispute with any Governmental Authority with respect to such Tax Returns. Buyer shall be entitled to injunctive relief to enforce this
         Section 6.3 in accordance with Section 9.5 hereof.

                  (b) From the date hereof through the Closing Date, each of Seller and Buyer shall continue to be bound by that certain Confidentiality Agreement, dated February 6, 2006, by and between Buyer and Seller (the "Confidentiality Agreement"). After the Closing Date, the Parties hereby agree that the Confidentiality Agreement shall terminate and be of no further force and effect.

         6.4. COVENANT NOT TO COMPETE.

                  (a) Subject only to the exceptions expressly set forth in this
         Section 6.4, for so long as Seller and its Affiliates are controlled by Leucadia National Corporation, Seller and its Affiliates shall not, throughout the period from and including the Closing Date and continuing for four (4) years thereafter, unless earlier terminated or extended as provided herein (the "Restricted Period"), directly or indirectly (including, without limitation, through any subcontracting or similar arrangement with any other Person), whether independently or in association with another entity: (i) engage in the Businesses, (ii) own any equity or other ownership interest in any Person who is engaged in the Businesses, or (iii) otherwise participate in, manage, control any Person who is engaged in the Businesses, in each case anywhere in the United States.

                  (b) Notwithstanding any provision of this Section 6.4, nothing contained herein shall prohibit Seller and its Affiliates from investing in (i) the securities of private equity, venture capital and hedge funds (provided that Seller and its Affiliates do not control the investment decisions of such funds) or (ii) stocks, bonds or other securities of any business organization (but without otherwise participating in such business) which engages in the Businesses, provided that either (A) such business organization's principal line of business is not one or more of the Businesses or (B) such investment in any class of such securities does not exceed twenty (20%) of the issued and outstanding shares of such class, or twenty (20%) of the aggregate outstanding principal amount of such class.

                  (c) The parties acknowledge and agree that the time, scope, and other provisions of this covenant have been specifically negotiated by sophisticated, commercial parties and specifically hereby agree that such time, scope and other provisions are reasonable under the circumstances. The parties further agree that if, at any time, despite the express agreement of the parties hereto, a court of competent jurisdiction holds that any portion of this Covenant is unenforceable because any of the restrictions herein are unreasonable, or for any other reason, the maximum restrictions of time and scope, as determined by such court, will be substituted for any such restrictions held unenforceable.

         6.5. SOLICITATION OF EMPLOYEES. For a period of four (4) years after the Closing Date, Seller shall not and shall cause each of its Subsidiaries and Affiliates to not, without Buyer's prior written consent, solicit or hire any person set forth in Section 6.5 of the Disclosure Schedule to become an employee or independent contractor of Seller or any of its Subsidiaries or Affiliates; provided, however, that the foregoing shall not prevent Seller or any of its Subsidiaries or Affiliates from hiring (a) any Person who responds to a general advertisement for employment not specifically or primarily directed to Symphony Employees or independent contractors of Symphony; or (b) the individuals who are the Chief Executive Officer and the Chief Financial Officer of Symphony as of the date hereof if at any point in time they should no longer be employed by Buyer, Symphony or any of their Subsidiaries. If, at the time of enforcement of this section, a court holds that the restrictions stated herein are unreasonable under the circumstances then existing, the Parties agree that the maximum period or scope reasonable under such circumstances shall be substituted for the stated period, scope or area.

         6.6. REGULATORY AND OTHER AUTHORIZATIONS, CONSENTS. Subject to the terms and conditions herein provided, each Party shall: (a) use reasonable efforts to cooperate with one another in: (i) determining which filings are required to be made prior to the Closing with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Closing from, Governmental Authorities or other third parties in connection with the execution and delivery of this Agreement and any Related Documents and the consummation of the transactions contemplated hereby and thereby and (ii) timely making all such filings and timely seeking all such consents, approvals, permits, authorizations and waivers; and (b) use reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. Notwithstanding, the provisions of this Section 6.6 shall not govern the parties respective obligations under the HSR Act, which shall be governed solely by the terms of Section 6.18.

         6.7. NOTIFICATION OF CERTAIN MATTERS. From the date hereof through the Closing Date, each Party shall give prompt notice to any other Party of (a) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause such notifying Party's respective representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect and (b) any material failure of the notifying Party to comply with or satisfy any of its respective covenants, conditions or agreements to be complied with or satisfied by it under this Agreement; provided, however, that such disclosure shall not be deemed to cure any breach of a representation, warranty, covenant or agreement, or to satisfy any condition. From the date hereof through the Closing, Seller shall provide to Buyer the unaudited consolidated balance sheet of Symphony and the related consolidated statements of income and cash flow for Symphony for each month from the date hereof through the Closing Date within 15 calendar days after the end of each such month.

         6.8. EXCLUSIVITY. From the date hereof through the Closing Date or earlier termination of this Agreement pursuant to Article 11, neither Seller nor Symphony shall, nor shall any of them knowingly permit any of their respective Affiliates, officers, directors, employees, representatives and agents to, directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any Person or group of Persons (other than Buyer or any of its Affiliates) in furtherance of any merger, sale of assets, sale of shares of capital stock or similar transactions involving Symphony. Seller and Symphony shall (a) immediately notify Buyer (orally and in writing) if any discussions or negotiations are sought to be initiated, any inquiry or proposal is made, any information is requested with respect to the transactions contemplated hereby or any offer is made with respect to Symphony, the Symphony Interests or any of the material assets of Symphony, (b) include in such notification the terms of any such proposal or offer that it may receive with respect thereto (and provide Buyer with a copy thereof in writing), including the identity of the soliciting party and (c) keep Buyer informed with respect to the status of the foregoing.

         6.9. REPAYMENT OF INTERCOMPANY ACCOUNTS AND THIRD-PARTY INDEBTEDNESS; TERMINATION OF AFFILIATE TRANSACTIONS.

                  (a) At or prior to the Closing, Seller shall cause (x) Symphony and each of its Subsidiaries to repay or otherwise satisfy the full amount of any account receivable or tax obligation owed from Symphony to Seller or its Subsidiaries (other than Symphony) or owed from any of Symphony's Subsidiaries to Seller or Symphony (each, an "Intercompany Account"), (y) Symphony and each of its Subsidiaries to repay or otherwise satisfy the full amount of all Indebtedness set forth in Section 4.6 of the Disclosure Schedule (other than an Intercompany Account) ("Third Party Indebtedness"), and (z) Symphony and its Subsidiaries to distribute to Seller all Cash and Cash Equivalents on hand as of the Closing Date, after giving effect to the foregoing.

                  (b) At or prior to the Closing, Seller shall, and shall cause its Affiliates to, terminate each agreement set forth in Section 4..19 of the Disclosure Schedule (each an "Affiliate Agreement") so that following the Closing, Symphony shall have no further obligation thereunder.

                  (c) At or prior to the Closing, Seller shall be entitled to cause Symphony Health Services, Inc. to transfer all of its rights under the Respiratory Sale Agreement (including rights pursuant to the earnout obligations thereunder) to Seller for nominal consideration.

         6.10. TRANSITIONAL MATTERS. Prior to the Closing, the Parties shall cooperate including providing notice regarding the transactions contemplated by this Agreement to (a) the Symphony Employees, (b) material customers and suppliers of Symphony and its Subsidiaries and (c) other Persons which have significant business relationships with Symphony or its Subsidiaries, in each case, in a manner reasonably calculated to preserve the current relationships of Symphony and its Subsidiaries, except as otherwise expressly contemplated by the terms of this Agreement.

         6.11. TAX TREATMENT. The parties hereto intend for U.S. federal income tax purposes that the transactions contemplated by this Agreement will be treated as an acquisition by the Buyer of the assets of Symphony and Symphony's Subsidiaries. Neither Seller nor Buyer shall take a position in any Return or examination or other administrative or judicial proceeding (including any ruling request) relating to any Tax that is inconsistent with such treatment.

         6.12. AGREEMENT ON VALUATION.

                  (a) Within 120 days after the Closing Date, Buyer shall provide to Seller a proposed allocation of the purchase price described in Section 2.2 (as adjusted pursuant to Section 2.3 ) among the assets of Symphony and its Subsidiaries and the noncompetition agreement set forth in Section 6.4, which allocation shall be reasonable and in accordance with the principles of Section 1060 of the Code and the Treasury Regulations promulgated thereunder (the "Allocation Statement"). Within ten days following such provision, Seller shall have the right to object to the Allocation Statement (by written notice to Buyer), and if Seller objects, it shall notify Buyer (in such written notice) of such disputed item (or items) and the basis for its objection. If Seller does not object by written notice within such period, the Allocation Statement shall be deemed to have been accepted and agreed upon, and final and conclusive, for all purposes of this Agreement. Seller and Buyer shall act in good faith to resolve any such dispute prior to the date on which Form 8594 is required to be filed with the appropriate Tax authority. If Seller and Buyer cannot resolve any disputed item, the item in question shall be resolved by the Auditor as promptly as practicable. The fees and expenses of the Auditor shall be apportioned and paid equally by Seller and Buyer. Except with respect to any subsequent adjustments to the purchase price (which shall be allocated using the mechanism for allocating purchase price in this Section 6.12), Seller and Buyer and their respective Affiliates (i) shall be bound by the determinations and the Allocation Statement determined pursuant to this Section 6.12 consistent therewith for purposes of determining any Taxes, (ii) shall prepare and file all Tax Returns required to be filed with any Tax authority in a manner consistent with the Allocation Statement and (iii) shall take no position inconsistent with the Allocation Statement in any Tax Return, any proceeding before any Tax authority or otherwise (in each case, unless required to do otherwise pursuant to a "determination" as defined in Section 1313 of the Code (a "Determination")). In the event that the Allocation Statement is disputed by any Tax authority, the Person receiving notice of such dispute shall promptly notify and consult with the other Parties concerning resolution of such dispute.

                  (b) Each of Seller and Buyer shall cooperate in the preparation and timely filing of (1) Form 8594 and any comparable state or local forms or reports, and (2) to the extent permissible by or required by law, any corrections, amendments, or supplements (or additional forms or reports) thereto (including any supplements, amendments, forms or reports arising as a result of any adjustments to the purchase price).

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
         6.13. CERTAIN TAX MATTERS. Prior to Closing, none of Symphony, its Subsidiaries nor Buyer shall make or change any election, change an annual accounting period, adopt or change an accounting method, file any amended Tax Return, fail to pay any Taxes which are first due and payable in the period from January 1, 2006 through and including the Closing Date, enter into any closing agreement, settle any Tax claim or assessment relating to Symphony, its Subsidiaries or Buyer, as the case may be, surrender any right to claim a refund of Taxes, or take any other similar action, or omit to take any action relating to the filing of any Tax Return or the payment of any Tax, if such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action or omission would have the effect of increasing the present or future Tax liability or decreasing any present or future Tax asset of Symphony, its Subsidiaries or Buyer, as the case may be.

         6.14. CONVEYANCE TAXES. Notwithstanding anything to the contrary in this Agreement, any transfer, documentary, sales, use, stamp, registration and other such Taxes incurred in connection with the transfer of the Symphony Interests to Buyer shall be paid 50% by Buyer and 50% by Seller. Each party shall file any necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, if required by applicable law.

         6.15. CONTINUING DISREGARD ENTITY STATUS. Seller shall not take any action or permit any action to be taken that could result in Symphony or any of its Subsidiary ceasing to be a disregarded entity for federal and state income tax purposes for all periods through the Closing Date.

         6.16. SEVERANCE OBLIGATIONS. Buyer shall be responsible for all liabilities in respect of all costs arising out of payments and benefits relating to, stay bonuses offered to, or the resignation from, termination of or alleged termination of employment of, Symphony Employees arising after the Closing Date (including the severance obligations owed to the Chief Executive Officer and Chief Financial Officer of Symphony pursuant to their respective employment agreements with Symphony, which payments shall be made by Buyer at the earliest date such payment would not be subject to excise tax pursuant to Code Section 409A; provided further, the Parties may agree prior to Closing to allow a further payment deferral election subject to the terms, conditions and limitations of Code Section 409A which election may be effective after Closing).

         6.17. COBRA. Buyer shall be responsible for the administration of and shall assume any and all obligations arising under the continuation coverage requirements of Section 4980B of Code and Part 6 of Title I of ERISA, or any similar requirement under applicable state law, for those plan participants in, and beneficiaries under, the Symphony Employee Plans who are eligible to exercise their rights to such coverage as of or following the Closing Date.

         6.18. HSR FILING. Seller and Buyer shall, as promptly as practicable, but in no event later than five calendar days following the execution and delivery of this Agreement, submit all filings required by the HSR Act (the "HSR Filing") to the DOJ and FTC, and thereafter provide, as appropriate, any supplemental information requested in connection therewith pursuant to the HSR Act and make any similar filing within, to the extent reasonably practicable, a similar time frame with any other Governmental Authority for which such filing is required. Any such notification and report form and supplemental information will be in substantial compliance with the requirements of the HSR Act or other applicable antitrust regulation. Buyer and Seller shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission which is necessary under the HSR Act or other applicable antitrust regulation. Each of Buyer and Seller will promptly inform the other party of any material communication received by such party from any Governmental Authority in respect of the HSR Filing. Each of the parties will (a) use its respective commercially reasonable efforts to comply as expeditiously as possible with all requests of any Governmental Authority for additional information and documents, including information or documents requested under the HSR Act or other applicable antitrust regulation; (b) not (i) extend any waiting period under the HSR Act or any applicable antitrust regulation or (ii) enter into any agreement with any Governmental Authority not to consummate the transactions contemplated by this Agreement, except, in each case, with the prior consent of the other parties; and (c) cooperate with the other parties and use commercially reasonable efforts to contest and resist any administrative or judicial action, and to have vacated, lifted, reversed or overturned any Order (whether temporary, preliminary or permanent) that restricts, prevents or prohibits the consummation of the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, each of Buyer and Seller agrees to cooperate with the other party to effect prior to the Closing Date, the sale, divestiture or disposition of such assets or businesses of Buyer, Symphony or their respective Subsidiaries as may be required in order to avoid the entry of, or to effect the dissolution of, any Order (whether temporary, preliminary or permanent), which would otherwise have the effect of preventing or delaying the consummation of the transactions contemplated hereby; provided, however, that neither Buyer nor Seller shall be required to sell, divest or dispose of any material asset or businesses of such party. Buyer shall pay all filing fees under the HSR Act.

         6.19. INSURANCE. Prior to Closing, Seller shall cause Symphony to be the policyholder of all insurance policies providing benefits under any Symphony Employee Plan, and that Symphony's Subsidiaries are covered by such policies with respect to the eligible employees of such Subsidiaries to the extent such Subsidiaries were covered under the policies prior to Closing. Symphony shall provide documentation to Buyer that the foregoing sentence is true as of Closing.

         6.20. DEFERRED COMPENSATION PLANS. Prior to Closing, Seller shall cause Symphony to adopt an amendment to the Symphony Health Services Nonqualified Deferred Compensation Plan to allow for payment on a specified date. Prior to Closing, Seller shall cause Symphony to adopt an amendment to the Symphony Health Services Mutual Fund Option Plan to allow for payment upon a change in control.

                                    ARTICLE 7

              CONDITIONS TO THE OBLIGATIONS OF SELLER AND SYMPHONY

         The obligations of Seller and Symphony to consummate the transactions contemplated by this Agreement are subject to the fulfillment at the Closing of the following conditions, any one or more of which may be waived by Seller, to the extent permitted by law:

         7.1. REPRESENTATIONS AND COVENANTS. (a) The representations and warranties of Buyer set forth in this Agreement shall be true and correct in all material respects as of the Closing with the same force and effect as if made as of the Closing (or, in the case of representations and warranties by Buyer which address matters only as of a particular date as of such date), (b) Buyer shall have duly performed and complied with in all material respects all covenants, agreements and conditions to be performed or satisfied by Buyer on or prior to the Closing Date and (c) Seller shall have received a certificate executed by the chief financial officer of Buyer as to the matters set forth in clauses (a) and (b) above.

         7.2. ABSENCE OF ADVERSE GOVERNMENTAL ACTION. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation or order which is in effect and has the effect of making the transactions contemplated by this Agreement or any of the Related Documents illegal or otherwise prohibiting consummation of such transactions.

         7.3. CONSENTS AND APPROVALS. All waivers, licenses, agreements, permits, consents, approvals or authorizations of third parties or governmental agencies set forth on Section 7.3 of the Disclosure Schedule shall have been obtained and shall be in full force and effect and without conditions or limitations and Seller shall have been furnished with appropriate evidence, reasonably satisfactory to it and its counsel, of the granting of same.

         7.4. NO MATERIAL ADVERSE CHANGE. Between the date hereof and the Closing Date, there shall not have occurred any material adverse change in the assets, liabilities, business, condition (financial or otherwise), or results of operations of Buyer and its Subsidiaries, taken as a whole.

         7.5. RESOLUTIONS. Seller shall have received a true and complete copy, certified by an authorized officer of Buyer, of the resolutions duly and validly adopted by the Board of Directors of Buyer evidencing its authorization of the execution and delivery of this Agreement and each Related Document to which Buyer is a party and the consummation of the transactions contemplated hereby and thereby (including, without limitation the issuance of the Buyer Shares to be issued to Seller at the Closing).

         7.6. INCUMBENCY CERTIFICATE. Seller shall have received a certificate of a duly authorized officer of Buyer certifying the names and signatures of the officers of Buyer authorized to sign this Agreement, the Related Documents to which it is a party and the other documents to be delivered hereunder.

         7.7. HART-SCOTT RODINO ACT. Any waiting period applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated, and no action shall have been instituted by the Department of Justice or Federal Trade Commission challenging or seeking to enjoin the consummation of such transaction, which action shall have not been withdrawn or terminated.

                                    ARTICLE 8

                     CONDITIONS TO THE OBLIGATIONS OF BUYER

         The obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to the fulfillment at the Closing of the following conditions, any one or more of which may be waived by Buyer, to the extent permitted by law:

         8.1. REPRESENTATIONS AND COVENANTS. (a) The representations and warranties of Seller and Symphony set forth in this Agreement (read without any materiality qualifications) shall be true and correct in all material respects as of the Closing with the same force and effect as if made as of the Closing (or, in the case of representations and warranties by Seller and Symphony which address matters only as of a particular date as of such date), other than failures to be true and correct that, individually and in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, (b) Seller and Symphony shall have duly performed and complied with in all material respects all covenants, agreements and conditions to be performed or satisfied by Buyer on or prior to the Closing Date and (c) Buyer shall have received a certificate executed by the chief financial officer of Seller as to the matters set forth in clauses (a) and (b) above.

         8.2. ABSENCE OF ADVERSE GOVERNMENTAL ACTION. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation or order which is in effect and has the effect of making the transactions contemplated by this Agreement or any of the Related Documents illegal or otherwise prohibiting consummation of such transactions.

         8.3. CONSENTS AND APPROVALS. All waivers, licenses, agreements, permits, consents, approvals or authorizations of third parties or governmental agencies set forth on Section 8.3 of the Disclosure Schedule shall have been obtained and shall be in full force and effect and without conditions or limitations and Buyer shall have been furnished with appropriate evidence, reasonably satisfactory to it and its counsel, of the granting of same.

         8.4. RESOLUTIONS. Buyer shall have received a true and complete copy, certified by an authorized officer of Seller of the resolutions duly and validly adopted by the Boards of Directors of Seller and Symphony evidencing their authorization of the execution and delivery of this Agreement and each Related Document to which Seller or Symphony are a party and the consummation of the transactions contemplated hereby and thereby.

         8.5. INCUMBENCY CERTIFICATE. Buyer shall have received a certificate of a duly authorized officer of Seller certifying the names and signatures of the officers of Seller and Symphony authorized to sign this Agreement, the Related

Documents to which they are a party and the other documents to be delivered hereunder.

         8.6. FIRPTA CERTIFICATE. Seller shall deliver, or cause to be delivered, to Buyer an executed affidavit, dated not more than thirty (30) days prior to the Closing Date, in accordance with Code Section 1445(b)(2) and Treasury Regulation Section 1.1445-2(b), which statement certifies that the Seller is not a foreign person and sets forth Seller's name, taxpayer identification number and address.

         8.7. RESIGNATION OF OFFICERS AND DIRECTORS. Except as provided on
Section 10.9 of the Disclosure Schedule, each member of the board of directors and each officer of Symphony shall have resigned as elected or appointed directors or officers of Symphony, effective as of the Closing Date.

         8.8. SETTLEMENT OF INTERCOMPANY ACCOUNTS. At or prior to the Closing, Seller and Symphony shall have settled the Intercompany Accounts and Third Party Indebtedness as contemplated by Section 6.9 hereof so that as of the Closing the balance of such Intercompany Accounts and Third Party Indebtedness shall be zero.

         8.9. TERMINATION OF AFFILIATE AGREEMENTS. Each of the Affiliate Agreements shall have been terminated, so that following the Closing Symphony shall have no further obligation thereunder.

         8.10. HART-SCOTT RODINO ACT. Any waiting period applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated, and no action shall have been instituted by the Department of Justice or Federal Trade Commission challenging or seeking to enjoin the consummation of such transaction, which action shall have not been withdrawn or terminated.

                                    ARTICLE 9

                            INDEMNIFICATION; SURVIVAL

         9.1. INDEMNIFICATION BY SELLER. Seller agrees to indemnify, defend and hold harmless Buyer and Buyer's directors, officers, employees, stockholders, partners, members, Affiliates, Subsidiaries, including Symphony, its Subsidiaries, and assigns (each a "Buyer Indemnified Party") from and against any and all Losses arising out of, resulting from or relating to (a) any breach, nonperformance or inaccuracy of any representation, warranty or covenant by Seller or Symphony made or contained in this Agreement or in any Exhibit, Disclosure Schedule, certificate, Related Document or other document executed and delivered to Buyer by Seller or by or on behalf of Symphony under or pursuant to this Agreement or the transactions contemplated herein, (b) all liabilities or obligations related to workers' compensation or employment practices claims asserted (whether before, on or after the Closing Date) with respect to any occupational illness or injury or employment practice or discrimination claim arising or occurring prior to the Closing Date by any present or former officer, employee, contractor, agent or representative of Symphony, whether or not insured and whether or not a reserve exists therefor on the Symphony Interim Financial Statements, other than those liabilities and obligations for which Buyer has indemnified Seller and Symphony pursuant to the letter agreement, dated as of April 28, 2006, delivered by Buyer to Seller and Symphony (the "Letter Agreement") (c) all liabilities of Seller or Symphony for commissions or fees owed to any finder or broker in connection with the transactions contemplated hereunder; (d) any transaction bonuses, change-of-control payments or other amounts payable to any employee or contractor as a result of the consummation of the transactions contemplated hereby, other than payments governed by Section 6.16 of this Agreement; (e) any employee benefit arrangement or employee benefit plan (as defined in Section 3(3) of ERISA) sponsored as of the Closing by Seller or its ERISA Affiliates other than Symphony or any of its Subsidiaries, and (f) all liabilities and obligations of Symphony arising under or in relation to the Respiratory Sale Agreement.

         9.2. INDEMNIFICATION BY BUYER. Buyer agrees to indemnify, defend and hold harmless Seller and Seller's directors, officers, employees, stockholders, partners, members, Affiliates, Subsidiaries (each a "Seller Indemnified Party") from and against any and all Losses arising out of, resulting from or relating to (a) any breach, nonperformance or inaccuracy of any representation, warranty or covenant by Buyer made or contained in this Agreement or in any Exhibit, Disclosure Schedule, (b) operation of the Businesses after the Closing Date, (c) any Symphony Employee Plan after the Closing Date, certificate, Related Document or other document executed and delivered to Seller by Buyer under or pursuant to this Agreement or the transactions contemplated herein, (d) any breach or nonperformance of Buyer's obligations under the Letter Agreement, and (e) all liabilities of Buyer for commissions or fees owed to any finder or broker in connection with the transactions contemplated hereunder.

         9.3. METHOD OF ASSERTING CLAIMS, ETC. All claims for indemnification by any Buyer Indemnified Party or any Seller Indemnified Party (each, an "Indemnified Party") shall be asserted and resolved as follows:

                  (a) In the event that any claim or demand in respect of which any Indemnified Party would be entitled to indemnification hereunder is asserted against such Indemnified Party by a third party, such Indemnified Party shall with reasonable promptness notify the party from whom indemnification is sought ("Indemnifying Party") of such claim or demand, specifying the nature of and specific basis for such claim or demand and the amount or the estimated amount thereof to the extent then feasible (the "Claim Notice"). The failure of any Indemnified Party to give timely notice hereunder shall not affect such Indemnified Party's rights to indemnification hereunder, except to the extent such delay or failure prejudices the Indemnifying Party's ability to defend such claim or mitigate any Losses resulting therefrom. The Indemnifying Party shall have thirty (30) days from the personal delivery or mailing of the Claim Notice (the "Notice Period") to notify the Indemnified Party (i) whether or not it disputes entitlement of the Indemnified Party to indemnification hereunder with respect to such claim or demand, and (ii) whether or not it desires at no cost or expense to the Indemnified Party, to defend the Indemnified Party against such claim or demand; provided, however, that any Indemnified Party is hereby authorized prior to and during the Notice Period to file any motion, answer or other pleading which it shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party and not materially prejudicial to the Indemnifying Party. In the event that the Indemnifying Party notifies the

         Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against such claim or demand and except as hereinafter provided, the Indemnifying Party shall have the right to defend by all appropriate proceedings, which proceedings shall be promptly settled or prosecuted by it to a final conclusion. If the Indemnified Party desires to participate in, but not control, any such defense or settlement it may do so at its sole cost and expense. If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any claim or demand which the Indemnifying Party elects to contest, or, if appropriate and related to the claim in question, in making any counterclaim against the person asserting the third cross complaint against any person. Such cooperation shall include the retention and the provision to the Indemnifying Party of records, documents and information that are considered relevant to any such claim or demand, and making employees available on a mutually convenient basis to provide additional information, explanation or testimony with respect thereto. No claim that admits fault or that requires the Indemnifying Party to make any payment may be settled without the consent of the Indemnifying Party.

                  (b) In the event any Indemnified Party should have an indemnification claim hereunder which does not involve a claim or demand being asserted against or sought to be collected from it by a third party, the Indemnified Party shall send a Claim Notice with respect to such claim to the Indemnified Party specifying the nature of and specific basis for such claim or demand and the amount or the estimated amount thereof to the extent then feasible.

         9.4. CERTAIN INDEMNIFICATION PAYMENTS. The Parties agree that in the event that the Indemnifying Party is obligated to make any indemnification payment with respect to any Losses pursuant to this Article 9, the Indemnifying Party shall be entitled to effect such indemnification payment by paying to the Indemnifying Party in question cash in the aggregate amount of the Losses for which such Indemnified Party is entitled to indemnification.

         9.5. INJUNCTIVE RELIEF. In addition to any rights or remedies available by law, the Parties shall have the right to seek injunctive relief, declaratory relief or specific performance as remedies for the breach of any covenant under this Agreement.

         9.6. LIMITATIONS.

                  (a) Any other provision hereof to the contrary notwithstanding, the parties agree that the representations and warranties of the parties contained in this Agreement shall survive the Closing for a period of 18 months, except that (i) solely in the case of the representations and warranties contained in Section 4.12 which shall survive until the expiration of the applicable statute of limitations, if later (giving effect to any waiver, mitigation or extension thereof); and (ii) solely in the case of the representations and warranties contained in Section 4.1, which survive without limitation. The survival of the representations and warranties contained in Section 4.12 shall be governed by Article 10.

                  (b) Notwithstanding any other provision of this Article 9, (i) the Buyer Indemnified Parties shall not be entitled to indemnification hereunder for Losses arising out of a breach of Seller's or Symphony's representations or warranties contained in this Agreement until the aggregate of all Losses to all Buyer Indemnified Parties exceeds Five Hundred Thousand Dollars ($500,000) and then all Buyer Indemnified Parties shall be entitled to indemnification for all of such Losses (subject to the following clause (ii) and Section 9.6(d)), and (ii) the Buyer Indemnified Parties shall not be entitled to indemnification hereunder for any Losses arising out of a breach of Seller's or Symphony's representations or warranties contained in this Agreement which exceed Six Million Five Hundred Thousand Dollars ($6,500,000) in the aggregate. The limitations set forth in the immediately preceding sentence, however, shall not apply to claims by the Buyer Indemnified Parties arising out of any breach or inaccuracy of any representation or warranty by Seller or Symphony made or contained in Section 4.1 or
         4.12 (subject to Section 9.6(d)).

                  (c) Neither the Buyer Indemnified Parties nor the Seller Indemnified Parties shall be entitled to recover under Article 9 or
         Article 10:

                           (i) With respect to consequential damages of any
                  kind, damages consisting of business interruption or lost profits (regardless of the characterization thereof), damages computed on a multiple of earnings or similar basis, and indirect, special, exemplary and punitive damages;

                           (ii) With respect to any inaccuracy in or breach of
                  any representation and warranty or covenant by or of Seller which is contained herein if, at or before the time of Closing, Buyer had actual knowledge of the inaccuracy or breach;

                           (iii) With respect to any inaccuracy in or breach of
                  any representation and warranty or covenant by or of Buyer which is contained herein if, at or before the time of Closing, Seller or Symphony had actual knowledge of the inaccuracy or breach;

                           (iv) To the extent the subject matter of the claim is
                  covered by insurance held by Buyer, Symphony or its Subsidiaries; and

                           (v) To the extent the matter in question, taken
                  together with all similar matters, does not exceed the amount of any reserves with respect to such matters which are reflected in the Closing Balance Sheet and taken into account in the calculation of the Closing Net Working Capital.

                  (d) Notwithstanding any other provision of this Agreement, the Buyer Indemnified Parties shall not be entitled to indemnification hereunder for Losses which exceed Twenty Million Dollars ($20,000,000) in the aggregate.

         9.7. SOLE AND EXCLUSIVE REMEDY. Except in the event of fraud and except as provided in this Article 9 and Article 10, if the Closing occurs, the remedies for indemnification contained in this Article 9 shall be the exclusive


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
remedies of the parties hereto with respect to any breach of any representation or warranty and shall be deemed exclusive of any other remedy conferred by law or equity upon any party hereto.

                                    ARTICLE 10

                                   TAX MATTERS

         10.1. INDEMNITY. From and after the Closing, Seller shall indemnify and hold harmless each Buyer Indemnified Party from any and all Losses arising out of or in connection with (a) any Taxes payable by Symphony and its Subsidiaries for all taxable periods ending on or prior to the Closing Date, and for the portion of all taxable periods beginning prior to the Closing Date and ending after the Closing Date for that portion of such taxable period up to and including the Closing Date (a "Pre-Closing Partial Period") (b) any breach of any representation or warranty in Section 4.12, or any covenant made by the Company in this Article 10 or in any of Sections 6.12, 6.13 or 6.14 of this Agreement; (c) Taxes of any person (as defined in Section 7701(a) of the Code) (other than Symphony with respect to itself and its Subsidiaries with respect to themselves) imposed on Symphony or any of its Subsidiaries as a transferee or successor, by contract or otherwise; and Taxes of any member of an affiliated, consolidated, combined or unitary group of which Symphony (or any predecessor) is or was a member on or prior to the Closing Date, including but not limited to
Section 1.1502-6 of the United States Treasury Regulations (or any similar or analogous provision of state, local, or foreign law or regulation). Notwithstanding the foregoing, no payment to any Buyer Indemnified Party shall be required for Taxes to the extent reserves for such Taxes are established on the Closing Balance Sheet and reflected in the calculation of Closing Net Working Capital (other than any reserves for deferred Taxes established to reflect timing differences between book and Tax income).

         10.2. PAYMENT OF TAX OBLIGATIONS. Buyer shall notify Seller of any Tax obligation under Section 10.1 for (x) any taxable period ending on or before the Closing Date and (y) any Pre-Closing Partial Period (determined in accordance with the principles of Section 10.6) at least seven (7) days before such obligation is due to be paid. Seller shall wire funds to Buyer or its designee no later than two (2) days before such payments are due to be paid.

         10.3. RETURNS AND REFUNDS. Seller at its expense shall be responsible for the preparation of all Tax Returns of Symphony and each of its Subsidiaries required to be filed after the Closing Date that relate to taxable periods ending on or before the Closing Date. Seller shall also be responsible for payment in full (net of any amounts reserved for Taxes on the Closing Balance Sheet to the extent reflected in the calculation of the Closing Net Working Capital (other than any reserves for deferred Taxes established to reflect timing differences between book and Tax income)) of all Taxes shown to be due thereon. Buyer, at its expense, shall cause to be prepared and timely filed all other Tax Returns of Symphony and each of its Subsidiaries which are filed after the Closing Date with respect to periods that begin on or before and end after the Closing Date. Buyer shall cause all such Tax Returns to be prepared in a manner consistent with prior practices of Symphony. All such Tax Returns shall be subject to the prior approval of Seller which shall not be unreasonably withheld. Seller shall be entitled to any refunds of Taxes relating to taxable periods ending on or before the Closing Date and any Pre-Closing Partial Period

(other than any refunds arising from carry-backs from periods ending after the Closing Date). Buyer and Symphony, upon the request of Seller, shall use reasonable commercial efforts to obtain any such Tax refunds which can be reasonably said to be available under applicable law and shall pay over to Seller the amount of any such Tax refunds within fifteen (15) days after receipt thereof. Seller shall reimburse Buyer and Symphony for all costs in connection with seeking or obtaining a Tax refund for the benefit of Seller pursuant this
Section 10.3.

         10.4. COOPERATION. Buyer and Seller shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of any Tax Returns of Symphony, the filing and prosecution of any Tax claims and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

         10.5. CONTESTS. Buyer agrees to give prompt notice to Seller of any proposed adjustment to Taxes payable by Symphony or any of its Subsidiaries (other than income Taxes includible in a consolidated or combined Tax Return of Seller) for periods ending on or prior to the Closing Date (other than income Taxes includable on a consolidated or combined Tax Return of Seller) or any Pre-Closing Partial Period. Seller shall give Buyer prompt notice of any proposed adjustments in income Taxes of Symphony includable on a consolidated or combined Tax Return of Seller. Buyer and Seller shall cooperate with each other in the conduct of any audit or other proceeding involving Symphony or and of its Subsidiaries for such periods and each party may participate at its own expense. Seller shall have the right to control the conduct of any such audit or proceeding for which Seller agrees in writing that any resulting Tax allocable to any period prior to and including the Closing Date is covered by the indemnity set forth in Section 10.1 of this Agreement, (such audit or proceeding, a "Sellers' Contest"), provided that: (i) Seller shall keep Buyer informed regarding the progress and substantive aspects of any Sellers' Contest and (ii) Seller shall not compromise or settle any Sellers' Contest if such compromise or settlement would have the effect of (x) increasing any Tax liability of Symphony or any of its Subsidiaries or (y) otherwise materially and adversely affect any item or Tax attribute of Symphony or any of its Subsidiaries, in each case for any taxable period ending after the Closing Date, without obtaining Buyer's consent, which consent shall not be unreasonably withheld. If Seller chooses to direct a Sellers' Contest, Buyer shall cause powers of attorney authorizing Seller's designee to represent Symphony and its Subsidiaries before the relevant taxing authority and such other documents as are reasonably necessary for Seller to control the conduct of any Sellers' Contest, consistent with the terms of this Section 10.5.

         10.6. ALLOCATION OF TAXES. For purposes of Sections 4.12 and this
Article 10, in the case of Taxes that are payable with respect to a period that begins before the Closing Date and ends after the Closing Date, the portion of such Taxes payable for the period ending on the Closing Date shall be (a) in the case of any property or ad valorem Tax, the amount of such Tax for the entire period multiplied by a fraction, the numerator of which is the number of days in the period ending on the Closing Date and the denominator of which is the number of days in the entire period and (b) in the case of any other Tax, the amount


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
which would be payable if the taxable year ended as of the end of the Closing Date.

         10.7. TERMINATION OF TAX ALLOCATION AGREEMENTS. Any tax allocation or sharing agreement or arrangement, whether or not written, that may have been entered into between Seller or any of its Affiliates, on the one hand, and Symphony, on the other hand, shall be terminated as of the Closing Date and after the Closing Date neither Buyer, its Affiliates nor Symphony shall be bound thereby or have any liability thereunder.

         10.8. INDEMNITY PAYMENTS. All indemnity payments under Article 9 and
Article 10 shall be treated for income Tax purposes as adjustments to the purchase price for the Symphony Interests as adjusted pursuant to the terms of this Agreement.

         10.9. TRANSITION SERVICES. In consideration for the transactions contemplated by this Agreement, Buyer agrees to provide or cause to be provided to Seller and its Subsidiaries the services of the individuals in Symphony's tax department who are tasked with the preparation of Tax Returns in order to assist Seller in its preparation and filing of the Tax Returns contemplated to be prepared and filed by Seller by Section 10.3 (the "Transition Services"), commencing on the Closing Date and for the period of time necessary for Seller to fulfill its obligations under Section 10.3. The Transition Services will be provided consistent with the scope, utilization level, manner and level of care with which such services were previously provided during the 18 months prior to the date hereof. Buyer will not be required to provide Transition Services of a quality or quantity that is greater in any material respect from that which has been provided in the 18 months prior to the date hereof. Such individuals performing the services in this Section 10.9 to Seller shall have no liability to Seller, or any of Seller's Affiliates or Subsidiaries, for any action or omission in connection with performing such services.

         10.10. CONFLICT BETWEEN ARTICLE 9 AND ARTICLE 10 SUCCESSORS. In any conflict between the provisions of Article 9 and this Article 10, this Article 10 shall control. For purposes of this Article 10, any references to any of the Parties shall include successors.

                                    ARTICLE 11

                        TERMINATION, AMENDMENT AND WAIVER

         11.1. TERMINATION. This Agreement may be terminated at any time prior to the Closing:

                  (a) by the mutual written consent of Seller and Buyer;

                  (b) by either Seller or Buyer, if any Governmental Authority with jurisdiction over such matters shall have issued an Order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby, and such order, decree, ruling or other action shall have become final and unappealable;

                  (c) at any time before the Closing, by notice given by Seller or Buyer in the event of a material breach of this Agreement by the non-terminating party if such non-terminating party fails to cure such


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
         breach within ten (10) Business Days following notification thereof by the terminating party; or

                  (d) by either Seller or Buyer, if the Closing shall not have occurred prior to September 30, 2006 ("Outside Closing Date"); provided, however, that the right to terminate this Agreement under this Section 11.1(d) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur prior to the Outside Closing Date.

         11.2. EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 11.1, this Agreement shall forthwith become void and there shall be no liability on the part of any Party hereto except that nothing herein shall relieve any Party from liability for any breach of this Agreement prior to the date of termination.

                                   ARTICLE 12

                                  MISCELLANEOUS

         12.1. NOTICES. All notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given and received when delivered by overnight courier or hand delivery, when sent by telecopy, or five days after mailing if sent by registered or certified mail (return receipt requested) postage prepaid, to the Parties at the following addresses:

         If to Buyer, to:                               7733 Forsyth Boulevard
                                                        Suite 1700
                                                        St. Louis, MO 63105
                                                        Attention: David B. Groce, Esq.
                                                        Telephone: (314) 659-2123
                                                        Telecopier: (314) 659-2332

         with a copy (which shall not constitute        Thompson Coburn LLP
         actual or constructive notice) to:             One US Bank Plaza
                                                        St. Louis, MO 63101
                                                        Attention: Robert M.. LaRose, Esq.
                                                        Telephone: (314) 552 6068
                                                        Telecopier: (314) 552 7068

         If to Seller and/or Symphony, to:              c/o Leucadia International Corporation
                                                        315 Park Avenue South
                                                        New York, NY 10010
                                                        Attention: Zalmie Jacobs
                                                        Telephone: (212) 460 1916


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
         With a copy (which shall not constitute        DLA Piper Rudnick Gray Cary US LLP
         actual or constructive notice) to:             203 North LaSalle Street, Suite 1900
                                                        Chicago, Illinois  60601
                                                        Attention: Deborah L. Gersh, Esq.
                                                        Telephone: (312) 368 2108
                                                        Telecopier: (312) 236 7516


         Any Party, by notice given in accordance with this Section 12.1 to the Parties, may designate another address or person for receipt of notices or copies thereof hereunder.

         12.2. ENTIRE AGREEMENT. This Agreement (including the Annexes, Schedules, Related Documents and each other document or agreement executed concurrently herewith) contains the entire agreement among the Parties with respect to the subject matter hereof and thereof, and supersedes all prior agreements, written or oral, with respect thereto.

         12.3. WAIVERS AND AMENDMENTS; NON-CONTRACTUAL REMEDIES; PRESERVATION OF REMEDIES. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by each of the Parties or, in the case of a waiver, by the Party waiving compliance. No delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. No waiver on the part of any Party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, shall preclude any further exercise thereof or the exercise of any other such right, power or privilege. Except as otherwise expressly stated herein, the rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

         12.4. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the substantive and procedural laws of the State of Delaware applicable to agreements made and to be performed entirely within such State (without giving effect to any conflict of laws principles of such state which might require application of the law of a different jurisdiction).

         12.5. BINDING EFFECT; NO ASSIGNMENT. Neither this Agreement, nor any right hereunder, may be assigned by any Party without the written consent of the other Parties. Any such assignment or attempted assignment in violation of the foregoing shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their permitted successors and assigns and legal representatives.

         12.6. COUNTERPARTS. This Agreement may be executed by the Parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the Parties.

         12.7. SCHEDULES AND ANNEXES. The Schedules and Annexes are a part of this Agreement as if fully set forth herein, provided that the Related Documents are each self-contained agreements. All references herein to articles, sections, paragraphs, Schedules and Annexes shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

         12.8. HEADINGS. The headings in the Agreement are for reference only and shall not affect the interpretation of this Agreement.

         12.9. PUBLICITY. Except as mandated by law or applicable regulations, in which event the Parties shall use their best efforts to coordinate any disclosure required thereby, no Party shall deliver any notice to third parties or make any other public statement concerning the transactions contemplated by this Agreement without the prior written consent of the other Parties.

         12.10. SEVERABILITY. If any portion of this Agreement shall be deemed unenforceable by a court of competent jurisdiction, the remaining portions shall be valid and fully enforceable.

         12.11. TIME OF ESSENCE. Time is of the essence for each and every provision of this Agreement.

         12.12. ATTORNEYS' FEES. If any legal action, arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

         12.13. EXPENSES. Except to the extent paid prior to the Closing Date or accrued on the Closing Balance Sheet and including in the calculation of Closing Net Working Capital, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants incurred in connection with this Agreement and the transactions contemplated hereby (the "Transaction Related Expenses") shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred. To the extent that any Transaction Related Expenses are incurred by the Symphony which are not paid prior to the Closing or accrued on the Closing Balance Sheet, such expenses shall be assumed by Seller at the Closing or if paid by Symphony after the Closing reimbursed by Seller to Symphony.

         12.14. THIRD PARTY BENEFICIARIES. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the Parties to this Agreement any rights or remedies of any nature whatsoever under or by reason of this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.


                                    REHABCARE GROUP, INC.

                                    By:
                                        ----------------------------------------
                                        Name:
                                               ---------------------------------
                                        Title:
                                              ---------------------------------



                                    LUK-SYMPHONY MANAGEMENT, LLC

                                    By: LUK-SYMPHONY, LLC, its Manager

                                    By: SYMPHONY HEALTH SERVICES, INC.,
                                        its Manager

                                    By:
                                        ----------------------------------------
                                        Name: Joseph Orlando
                                        Title: President



                                    SYMPHONY HEALTH SERVICES, LLC

                                    By: LUK-SYMPHONY MANAGEMENT, LLC,
                                        its sole Member

                                    By: LUK-SYMPHONY, LLC, its Manager

                                    By: SYMPHONY HEALTH SERVICES, INC.,
                                        its Manager

                                    By:
                                        ----------------------------------------
                                        Name: Joseph Orlando
                                        Title: President








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